TRIBUTARY FUNDS, INC.

Supplement dated March 7, 2011

to the Prospectus dated August 1, 2010

THIS SUPPLEMENT PROVIDES NEW AND ADDITIONAL INFORMATION BEYOND

THAT CONTAINED IN THE PROSPECTUS

AND SHOULD BE READ IN CONJUNCTION WITH THE PROSPECTUS.

The Board of Directors (the “Board” ) of Tributary Funds, Inc. (the “Funds”) approved a change in the custodian of certain of the Funds at the regular meeting of the Board held on November 18, 2010. Additionally, the Board and the shareholders of the Tributary International Equity Fund (the “Shareholders”) approved a new investment sub-advisory agreement between Tributary Capital Management, LLC and Kleinwort Benson Investors International Ltd. with respect to the Tributary International Equity Fund at a meeting of the Board held on January 17, 2011 and a special meeting of the Shareholders held on March 7, 2011. Your Prospectus is hereby amended as follows:

On page 49, the second paragraph under the section entitled “Investment Sub-Advisers” is hereby deleted in its entirety and replaced with the following:

Kleinwort Benson Investors International Ltd. (“KBI”), a subsidiary of Kleinwort Benson Investors Dublin Ltd (“KBID”), located at Joshua Dawson House, Dawson Street, Dublin 2, Ireland, serves as the investment sub-adviser to the Tributary International Equity Fund. KBI, a registered investment adviser under the Investment Advisers Act of 1940, as amended, provides investment advisory services to individuals, investment companies, and other institutions. As of December 31, 2010, KBI had $5 billion in assets under management. KBID’s parent is the Kleinwort Benson Group Ltd., located at 7th Floor 55, Baker Street, London W1U 8EW. Kleinwort Benson Group Ltd. is 100% owned by RHJ International S.A., a large European financial services group based in Brussels, Belgium.

On page 53, the first paragraph under the section entitled “Custodian and Transfer Agent” is hereby deleted in its entirety and replaced with the following:

JPMorgan Chase Bank, National Association, serves as Custodian and provides for the safekeeping of the assets of each of the Funds except for the Tributary International Equity Fund, for which Union Bank, N.A. serves as Custodian.

Please retain this supplement for future reference.

TRIBUTARY FUNDS, INC.

Supplement dated October 12, 2010

to the Prospectus dated August 1, 2010

THIS SUPPLEMENT PROVIDES NEW AND ADDITIONAL INFORMATION BEYOND

THAT CONTAINED IN THE PROSPECTUS

AND SHOULD BE READ IN CONJUNCTION WITH THE PROSPECTUS.

Effective October 11, 2010, KBC Asset Management International Ltd. (“KBCAM”), the investment sub-adviser to the Tributary International Equity Fund (the “International Equity Fund”), and its parent company, were purchased by Kleinwort Benson Group Ltd., a part of RHJ International S.A., a large European financial services group. Following the transition, KBCAM was rebranded as Kleinwort Benson Investors International Ltd. (“KBI”). As a result of the change in ownership of KBCAM, the investment sub-advisory agreement between Tributary Capital Management, LLC, the investment adviser to the International Equity Fund (the “Adviser”), and KBCAM (the “KBCAM Sub-Advisory Agreement”) was terminated on October 11, 2010.

On October 8, 2010, the Board of Directors of Tributary Funds, Inc. approved an interim investment sub-advisory agreement between the Adviser and KBI (the “KBI Sub-Advisory Agreement”) that is effective as of October 11, 2010 and will continue until the earlier of March 10, 2011 or the date a definitive investment sub-advisory contract is approved by the shareholders of the International Equity Fund. The sub-advisory fees to be received by KBI from the Adviser under the KBI Sub-Advisory Agreement are identical to the sub-advisory fees received by KBCAM from the Adviser under the KBCAM Sub-Advisory Agreement. Additionally, the personnel responsible for the day-to-day investment management decisions for the International Equity Fund will remain the same.

Your Prospectus is hereby amended to incorporate the change in the name of the International Equity Fund’s investment sub-adviser from KBCAM to KBI.

Please retain this supplement for future reference.

Table of Contents

Fund Risk/Return Summaries

Tributary Short-Intermediate Bond Fund	1

Tributary Income Fund	5

Tributary Balanced Fund	9

Tributary Core Equity Fund	13

Tributary Large Cap Growth Fund	17

Tributary Growth Opportunities Fund	21

Tributary Small Company Fund	25

Tributary International Equity Fund	29

Key Fund Information

Principal Investment Objectives, Strategies and Risks	33

Portfolio Holdings of the Funds	44

Your Investment

Buying, Selling and Exchanging Shares	44

Transaction Policies	46

Dividends and Taxes	47

Management of the Funds	49

Financial Highlights	54

For more information	Back cover

PROSPECTUS

Tributary Short-Intermediate Bond Fund

Investment Objective

The Tributary Short-Intermediate Bond Fund seeks to maximize total return in a manner consistent with the generation of current income, preservation of capital and reduced price volatility.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Institutional Class or Institutional Plus Class shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Institutional Class	Institutional Plus Class
Management Fees	0.50%	0.50%
Distribution (12b-1) Fees	None	None
Other Expenses	0.67%	0.42%
Acquired Fund Fees and Expenses(1)	0.02%	0.02%
Total Annual Fund Operating Expenses	1.19%	0.94%
Fee Waiver(2)	0.24%	0.27%
Total Annual Fund Operating Expenses After Fee Waiver	0.95%	0.67%

(1)

Because the Fund invests in other funds, it is a shareholder of those underlying funds and indirectly bears its proportionate share of the operating expenses. All of the expenses of the Fund and acquired (underlying) funds use their expense ratios for their most recent fiscal year. These estimates may vary considerably.

(2)

The investment adviser has contractually agreed to waive 0.22% of its Management Fees and First National Bank has agreed to waive 0.015% of its Custody Fees for the Institutional Class and the Institutional Plus Class, and the investment adviser has also contractually agreed to waive 0.035% of its Co-Administration Fees for the Institutional Plus Class only, for the period August 1, 2010 through July 31, 2011. Such waivers are only terminable upon the approval of the Fund’s Board of Directors.

Example: This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 year	3 years	5 years	10 years
Institutional Class	$97	$354	$631	$1,422
Institutional Plus Class	$68	$273	$494	$1,130

Portfolio Turnover: The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in the Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 62% of the average value of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund intends to invest primarily all, but must invest at least 80%, of its assets in bonds, which include other fixed income securities. The Fund invests primarily in debt securities rated within the four highest credit categories (AAA, AA, A, BBB, or equivalent) by at least one nationally recognized statistical rating organization (“NRSRO”), or if unrated, deemed to be of comparable quality by the Fund’s investment adviser. The Fund may invest up to 20% of its assets in bonds and other fixed income securities rated below such ratings, but no lower than a B rating by an NRSRO at the time of purchase. The Fund seeks to maintain a dollar-weighted average portfolio maturity of one to five years. Under normal market conditions, the Fund will invest no more than 75% of its assets in asset-backed and/or mortgage-related securities.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund. In addition, the Fund is subject to the following risks:

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. There is a risk the investment adviser will not accurately predict the direction of these and other factors and, as a result, the investment adviser’s investment decisions may not accomplish what they were intended to achieve.

Interest Rate Risk: Changes in interest rates affect the value of the Fund’s fixed income securities. When interest rates rise, the value of the Fund’s fixed income securities and the Fund’s shares will decline.

Credit Risk and Guarantee Risk: The Fund could lose money if the issuer or guarantor of a fixed income security cannot meet its financial obligations or goes bankrupt. The price of a security held by the Fund can be adversely affected prior to actual default if its credit status deteriorates and the probability of default rises.

Reinvestment Risk: If interest rates decline when a fixed income security held by the Fund matures, the cash flows from that security will likely be reinvested at a lower interest rate.

Mortgage-Related Securities Risk: The risks associated with mortgage-backed securities include: (1) credit risk associated with the performance of the underlying mortgage properties and of the borrowers owning these properties; (2) adverse changes in economic conditions and circumstances, which are more likely to have an adverse impact on mortgage-backed securities secured by loans on certain types of commercial properties than on those secured by loans on residential properties; (3) prepayment and extension risks, which can lead to significant fluctuations in value of the mortgage-backed security; (4) loss of all or part of the premium, if any, paid; and (5) decline in the market value of the security, whether resulting from changes in interest rates or prepayments on the underlying mortgage collateral.

Performance History

The bar chart and table below show the Fund’s annual returns and its long-term performance and provide some indication of the risks of an investment in the Fund. The bar chart illustrates how the Fund’s performance has varied from year-to-year. The table compares the Fund’s average annual returns for 1, 5 and 10 years to a broad measure of market performance. The Fund’s past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

Performance for the Fund is available on the Performance tab of the Fund’s website at www.tributaryfunds.com and is updated monthly and quarterly.

Annual Total Returns – Institutional Class (%)

The Institutional Class’ total return for the six-month period ended June 30, 2010 was 2.40%.

Best Quarter	Worst Quarter
September 30, 2001	December 31, 2001
4.56%	-3.30%

PROSPECTUS

Tributary Short-Intermediate Bond Fund

Average Annual Total Returns

(For periods ended December 31, 2009)

	1 Year	5 Years	10 years
Institutional Class Return Before Taxes	6.17%	3.79%	4.64%
Institutional Class Return After Taxes on Distributions	4.75%	2.22%	2.89%
Institutional Class Return After Taxes on Distributions and Sale of Fund Shares	3.98%	2.30%	2.91%
Institutional Plus Class Return Before Taxes*	6.17%	3.79%	4.64%

Barclays Capital U.S. Government/ Credit 1-5 Year Index	4.62%	4.51%	5.35%

*	The performance information shown above for the Institutional Plus Class reflects the Fund’s Institutional Class returns for the periods prior to August 1, 2010. Unlike Institutional Plus Class shares, Institutional Class shares impose a non-12b-1 shareholder services fee of 0.25%, which is reflected in the return information. Accordingly, had the Institutional Plus Class been offered prior to August 1, 2010, the performance would have been different as a result of lower annual operating expenses.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are for Institutional Class shares only.

Management

Investment Adviser:

Tributary Capital Management, LLC

Portfolio Managers:

Ronald Horner, Managing Director, Fixed Income, has managed the Fund since February 2006.

Travis Nordstrom, CFA, Principal, Fixed Income, has managed the Fund since May 2003.

Mary Anne Mullen, CFA, Senior Analyst, Fixed Income, has managed the Fund since March 2009.

Purchase and Sale of Fund Shares

Institutional Class: The minimum initial investment for Institutional Class shares of the Fund is $1,000, except that the minimum initial investment may be modified for automatic investment plans, individual retirement accounts, payroll deduction plans and at the sole discretion of the Fund. The minimum subsequent investment for Institutional Class shares is $50.

Institutional Plus Class: The minimum initial investment for Institutional Plus Class shares of the Fund is $5 million, except that the minimum investment may be modified at the sole discretion of the Fund. The minimum subsequent investment for Institutional Plus Class shares is $50. If an exchange or redemption causes the value of an investor’s account in Institutional Plus Class shares to fall below $5 million, the investor’s Institutional Plus Class shares may be converted into Institutional Class shares.

You may sell (redeem) all or part of your shares of the Fund on any business day in one of the following methods:

•	Go to www.tributaryfunds.com and visit our secure account area;

•	Send a written request to: Tributary Funds Service Center, P.O. Box 219022, Kansas City, MO 64121-9022; or

•	If you previously authorized telephone redemptions, call 1-800-662-4203.

Tax Information

The Fund intends to make distributions that may be taxed as ordinary income or capital gains for income tax purposes.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase shares of the Fund through a broker-dealer or other financial intermediary, the Fund and its related companies may pay the intermediary for the sale of those shares of the Fund and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

PROSPECTUS

Tributary Income Fund

Investment Objective

The Tributary Income Fund seeks the generation of current income in a manner consistent with preserving capital and maximizing total return.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Institutional Class or Institutional Plus Class shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Institutional Class	Institutional Plus Class
Management Fees	0.60%	0.60%
Distribution (12b-1) Fees	None	None
Other Expenses	0.67%	0.42%
Acquired Fund Fees and Expenses(1)	0.01%	0.01%
Total Annual Fund Operating Expenses	1.28%	1.03%
Fee Waiver(2)	0.28%	0.32%
Total Annual Fund Operating Expenses After Fee Waiver	1.00%	0.71%

(1)

Because the Fund invests in other funds, it is a shareholder of those underlying funds and indirectly bears its proportionate share of the operating expenses. All of the expenses of the Fund and acquired (underlying) funds use their expense ratios for their most recent fiscal year. These estimates may vary considerably.

(2)

The investment adviser has contractually agreed to waive 0.27% of its Management Fees and First National Bank has agreed to waive 0.015% of its Custody Fees for the Institutional Class and the Institutional Plus Class, and the investment adviser has also contractually agreed to waive 0.035% of its Co-Administration Fees for the Institutional Plus Class only, for the period August 1, 2010 through July 31, 2011. Such waivers are only terminable upon the approval of the Fund’s Board of Directors.

Example: This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Institutional Class	$102	$378	$675	$1,521
Institutional Plus Class	$73	$296	$538	$1,230

Portfolio Turnover: The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in the Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 71% of the average value of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund intends to invest primarily all, but must invest at least 80%, of its assets in fixed income securities. The Fund invests primarily in debt securities rated within the four highest credit categories (AAA, AA, A, BBB, or equivalent) by at least one nationally recognized statistical rating organization (“NRSRO”), or if unrated, deemed to be of comparable quality by the Fund’s investment adviser. The Fund may invest up to 20% of its assets in fixed income securities rated below such ratings, but no lower than a B rating by an NRSRO. The Fund seeks to maintain a dollar-weighted average portfolio maturity of four years or more. Under normal market conditions, the Fund will invest no more than 75% of its assets in asset-backed and/or mortgage-backed securities.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund. In addition, the Fund is subject to the following risks:

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. There is a risk the investment adviser will not accurately predict the direction of these and other factors and, as a result, the investment adviser’s investment decisions may not accomplish what they were intended to achieve.

Interest Rate Risk: Changes in interest rates affect the value of the Fund’s fixed income securities. When interest rates rise, the value of the Fund’s fixed income securities and the Fund’s shares will decline.

Credit Risk and Guarantee Risk: The Fund could lose money if the issuer or guarantor of a fixed income security cannot meet its financial obligations or goes bankrupt. The price of a security held by the Fund can be adversely affected prior to actual default if its credit status deteriorates and the probability of default rises. Reinvestment Risk: If interest rates decline when a fixed income security held by the Fund matures, the cash flows from that security will likely be reinvested at a lower interest rate.

Mortgage-Related Securities Risk: The risks associated with mortgage-backed securities include: (1) credit risk associated with the performance of the underlying mortgage properties and of the borrowers owning these properties; (2) adverse changes in economic conditions and circumstances, which are more likely to have an adverse impact on mortgage-backed securities secured by loans on certain types of commercial properties than on those secured by loans on residential properties; (3) prepayment and extension risks, which can lead to significant fluctuations in value of the mortgage-backed security; (4) loss of all or part of the premium, if any, paid; and (5) decline in the market value of the security, whether resulting from changes in interest rates or prepayments on the underlying mortgage collateral.

Performance History

The bar chart and table below show the Fund’s annual returns and its long-term performance and provides some indication of the risks of an investment in the Fund. The bar chart illustrates how the Fund’s performance has varied from year-to-year. The table compares the Fund’s average annual returns for the 1-year, 5-year, and since inception periods to a broad measure of market performance. The Fund’s past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

Performance for the Fund is available on the Performance tab of the Fund’s website at www.tributaryfunds.com and is updated monthly and quarterly.

Annual Total Returns – Institutional Class (%)

The Institutional Class’ total return for the six-month period ended June 30, 2010 was 5.44%.

Best Quarter	Worst Quarter
September 30, 2001	June 30, 2004
4.87%	-2.79%

PROSPECTUS

Tributary Income Fund

Average Annual Total Returns
(For periods ended December 31, 2009)
	1 Year	5 Years	Inception (3/9/01)
Institutional Class Return Before Taxes	8.01%	3.92%	4.54%
Institutional Class Return After Taxes on Distributions	6.19%	2.30%	2.75%
Institutional Class Return After Taxes on Distributions and Sale of Fund Shares	5.16%	2.39%	2.81%
Institutional Plus Class Return Before Taxes*	8.01%	3.92%	4.54%

Barclays Capital U.S. Aggregate Bond Index	5.93%	4.97%	5.57%

*	The performance information shown above for the Institutional Plus Class reflects the Fund’s Institutional Class returns for the periods prior to August 1, 2010. Unlike Institutional Plus Class shares, Institutional Class shares impose a non-12b-1 shareholder services fee of 0.25%, which is reflected in the return information. Accordingly, had the Institutional Plus Class been offered prior to August 1, 2010, the performance would have been different as a result of lower annual operating expenses.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are for Institutional Class shares only.

Management

Investment Adviser:

Tributary Capital Management, LLC

Portfolio Managers:

Ronald Horner, Managing Director, Fixed Income, has managed the Fund since February 2006.

Travis Nordstrom, CFA, Principal, Fixed Income, has managed the Fund since May 2003.

Mary Anne Mullen, CFA, Senior Analyst, Fixed Income, has managed the Fund since March 2009.

Purchase and Sale of Fund Shares

Institutional Class: The minimum initial investment for Institutional Class shares of the Fund is $1,000, except that the minimum initial investment may be modified for automatic investment plans, individual retirement accounts, payroll deduction plans and at the sole discretion of the Fund. The minimum subsequent investment for Institutional Class shares is $50.

Institutional Plus Class: The minimum initial investment for Institutional Plus Class shares of the Fund is $5 million, except that the minimum investment may be modified at the sole discretion of the Fund. The minimum subsequent investment for Institutional Plus Class shares is $50. If an exchange or redemption causes the value of an investor’s account in Institutional Plus Class shares to fall below $5 million, the investor’s Institutional Plus Class shares may be converted into Institutional Class shares.

You may sell (redeem) all or part of your shares of the Fund on any business day in one of the following methods:

•	Go to www.tributaryfunds.com and visit our secure account area;

•	Send a written request to: Tributary Funds Service Center, P.O. Box 219022, Kansas City, MO 64121-9022; or

•	If you previously authorized telephone redemptions, call 1-800-662-4203.

Tax Information

The Fund intends to make distributions that may be taxed as ordinary income or capital gains for income tax purposes.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of those shares of the Fund and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

PROSPECTUS

Tributary Balanced Fund

Investment Objective

The Tributary Balanced Fund seeks capital appreciation and current income.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Institutional Class or Institutional Plus Class shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Institutional Class	Institutional Plus Class
Management Fees	0.75%	0.75%
Distribution (12b-1) Fees	None	None
Other Expenses	0.78%	0.53%
Acquired Fund Fees and Expenses(1)	0.01%	0.01%
Total Annual Fund Operating Expenses	1.54%	1.29%
Fee Waiver(2)	0.14%	0.18%
Total Annual Fund Operating Expenses After Fee Waiver	1.40%	1.11%

(1)

Because the Fund invests in other funds, it is a shareholder of those underlying funds and indirectly bears its proportionate share of the operating expenses. All of the expenses of the Fund and acquired (underlying) funds use their expense ratios for their most recent fiscal year. These estimates may vary considerably.

(2)

The investment adviser has contractually agreed to waive 0.125% of its Management Fees and First National Bank has agreed to waive 0.015% of its Custody Fees for the Institutional Class and the Institutional Plus Class, and the investment adviser has also contractually agreed to waive 0.035% of its Co-Administration Fees for the Institutional Plus Class only, for the period August 1, 2010 through July 31, 2011. Such waivers are only terminable upon the approval of the Fund’s Board of Directors.

Example: This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Institutional Class	$143	$473	$826	$1,823
Institutional Plus Class	$113	$391	$690	$1,541

Portfolio Turnover: The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in the Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 70% of the average value of its portfolio.

Principal Investment Strategies

Based on the sub-adviser’s assessment of market conditions, the Fund will allocate its assets among stocks, fixed income securities and cash equivalents. The Fund will invest 25% to 75% of its assets in stocks and convertible securities and at least 25% of its total assets in fixed income securities. The Fund may also invest in preferred stocks and warrants and may invest in securities issued by companies with large, medium or small capitalization.

With respect to the equity portion of the Fund, the sub-adviser targets companies with above average growth characteristics and below average valuations with a focus on investing in companies with sustainable above average growth in sales, earnings, and intrinsic value. The sub-adviser employs multiple diversification strategies to control risk and the Fund’s equity holdings are diversified across the major economic sectors and by the number of company positions. The fixed income securities in which the Fund invests will be rated within the four highest credit categories (AAA, AA, A, BBB, or equivalent) by at least one nationally recognized statistical rating organization (“NRSRO”), or if unrated, deemed to be of comparable quality by the Fund’s sub-adviser. The Fund seeks to maintain a dollar-weighted average portfolio maturity of five to ten years.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund. In addition, the Fund is subject to the following risks:

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. ere is a risk the sub-adviser will not accurately predict the direction of these and other factors and, as a result, the sub-adviser’s investment decisions may not accomplish what they were intended to achieve.

Common Stock Risk: Companies in which the Fund is invested may not perform as anticipated. Additionally, the value of a Fund investment may increase or decrease more than the stock market in general. A downturn in the stock market may lead to lower market price for a stock even when company fundamentals are strong. A company’s stock may drop as a result of technological, environmental or regulatory change or as a result of company news or a change in expected earnings.

Large-Cap Stock Risk: Large-cap companies may be unable to respond quickly to new competitive challenges like changes in technology or consumer taste, and also may not be able to attain the high growth rates of successful, smaller companies, especially during periods of economic expansion.

Mid-Cap and Small-Cap Stock Risk: Mid-cap and small-cap stocks are generally less liquid than large-cap stocks, and may be more affected by technological, environmental or regulatory change.

Convertible Securities Risk: The Fund may purchase convertible securities which may be converted at a stated price within a specified period of time into a certain quantity of common stock of the same or other issuers. When interest rates rise, the values generally fall, and when rates decline, the values generally increase. In addition, their prices can be affected by changes in the market value of the common stock into which they can be converted.

Growth Investing Risk: The stock portion of this Fund is primarily growth oriented and may not perform as well as other types of mutual funds when its investing style is out of favor. There is also a risk that the stocks selected for this Fund may not grow as the sub-adviser anticipates.

Interest Rate Risk: Changes in interest rates affect the value of the Fund’s fixed income securities. When interest rates rise, the value of the Fund’s fixed income securities and the Fund’s shares will decline.

Credit Risk: The Fund could lose money if the issuer of a fixed income security cannot meet its financial obligations or goes bankrupt. The price of a security held by the Fund can be adversely affected prior to actual default if its credit status deteriorates and the probability of default rises.

Reinvestment Risk: If interest rates decline when a fixed income security held by the Fund matures, the cash flows from that security will likely be reinvested at a lower interest rate.

Prepayment Risk: Mortgage- and asset-backed securities involve prepayment risk, which is the risk that the underlying mortgage or other debts may be refinanced or paid off before they mature during a period of declining interest rates. Such refinancing and prepayments will tend to lower the Fund’s return and could result in losses to the Fund if it acquired some securities at a premium.

Extension Risk: During periods of rising interest rates, the rate of prepayments of mortgage- and asset-backed securities may be slower than estimated, causing the Fund to miss the opportunity to reinvest assets at higher rates.

Performance History

The bar chart and table below show the Fund’s annual returns and its long-term performance and provides some indication of the risks of an investment in the Fund. The bar chart illustrates how the Fund’s performance has varied from year-to-year. The table compares the Fund’s average annual returns for 1, 5, and 10 years to broad measures of market performance and a composite index that is comprised of 60% of the Fund’s equity benchmark and 40% of the Fund’s fixed income benchmark and is intended to provide a single benchmark that more accurately reflects the composition of securities held by the Fund. The Fund’s past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

Performance for the Fund is available on the Performance tab of the Fund’s website at www.tributaryfunds.com and is updated monthly and quarterly.

PROSPECTUS

Tributary Balanced Fund

Annual Total Returns – Institutional Class (%)

The Institutional Class’ total return for the six-month period ended June 30, 2010 was 0.88%.

Best Quarter	Worst Quarter
June 30, 2009 16.86%	September 30, 2008 -11.98%

Average Annual Total Returns
(For periods ended December 31, 2009)
	1 Year	5 Years	10 Years
Institutional Class Return Before Taxes	24.63%	3.02%	5.27%
Institutional Class Return After Taxes on Distributions	24.12%	2.14%	4.49%
Institutional Class Return After Taxes on Distributions and Sale of Fund Shares	16.25%	2.40%	4.28%
Institutional Plus Class Return Before Taxes*	24.63%	3.02%	5.27%

S&P 500 Index	26.46%	0.42%	-0.95%

Barclays Capital U.S. Government/ Credit Index	4.52%	4.70%	6.34%

Composite Index	17.74%	2.43%	2.27%

*	The performance information shown above for the Institutional Plus Class reflects the Fund’s Institutional Class returns for the periods prior to August 1, 2010. Unlike Institutional Plus Class shares, Institutional Class shares impose a non-12b-1 shareholder services fee of 0.25%, which is reflected in the return information. Accordingly, had the Institutional Plus Class been offered prior to August 1, 2010, the performance would have been different as a result of lower annual operating expenses.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are for Institutional Class shares only.

Management

Investment Adviser:

Tributary Capital Management, LLC

Investment Sub-Adviser:

First National Fund Advisers, a division of First National Bank in Fort Collins, Colorado.

Portfolio Managers:

Kurt Spieler, CFA, Managing Director, Investments, has managed the Fund since October 2006.

John Harris, CFA, Senior Portfolio Manager, has managed the Fund since May 2010.

Purchase and Sale of Fund Shares

Institutional Class: The minimum initial investment for Institutional Class shares of the Fund is $1,000, except that the minimum initial investment may be modified for automatic investment plans, individual retirement accounts, payroll deduction plans and at the sole discretion of the Fund. The minimum subsequent investment for Institutional Class shares is $50.

Institutional Plus Class: The minimum initial investment for Institutional Plus Class shares of the Fund is $5 million, except that the minimum investment may be modified at the sole discretion of the Fund. The minimum subsequent investment for Institutional Plus Class shares is $50. If an exchange or redemption causes the value of an investor’s account in Institutional Plus Class shares to fall below $5 million, the investor’s Institutional Plus Class shares may be converted into Institutional Class shares.

You may sell (redeem) all or part of your shares of the Fund on any business day in one of the following methods:

•	Go to www.tributaryfunds.com and visit our secure account area;

•	Send a written request to: Tributary Funds Service Center, P.O. Box 219022, Kansas City, MO 64121-9022; or

•	If you previously authorized telephone redemptions, call 1-800-662-4203.

Tax Information

The Fund intends to make distributions that may be taxed as ordinary income or capital gains for income tax purposes.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of those shares of the Fund and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

PROSPECTUS

Tributary Core Equity Fund

Investment Objective

The Tributary Core Equity Fund seeks long-term capital appreciation.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Institutional Class or Institutional Plus Class shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Institutional Class	Institutional Plus Class
Management Fees	0.75%	0.75%
Distribution (12b-1) Fees	None	None
Other Expenses	0.59%	0.34%
Acquired Fund Fees and Expenses(1)	0.01%	0.01%
Total Annual Fund Operating Expenses	1.35%	1.10%
Fee Waiver(2)	0.13%	0.17%
Total Annual Fund Operating Expenses After Fee Waiver	1.22%	0.93%

(1)

Because the Fund invests in other funds, it is a shareholder of those underlying funds and indirectly bears its proportionate share of the operating expenses. All of the expenses of the Fund and acquired (underlying) funds use their expense ratios for their most recent fiscal year. These estimates may vary considerably.

(2)

The investment adviser has contractually agreed to waive 0.12% of its Management Fees and First National Bank has agreed to waive 0.015% of its Custody Fees for the Institutional Class and the Institutional Plus Class, and the investment adviser has also contractually agreed to waive 0.035% of its Co-Administration Fees for the Institutional Plus Class only, for the period August 1, 2010 through July 31, 2011. Such waivers are only terminable upon the approval of the Fund’s Board of Directors.

Example: This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Institutional Class	$124	$415	$727	$1,613
Institutional Plus Class	$95	$333	$590	$1,325

Portfolio Turnover: The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in the Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 24% of the average value of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund intends to invest at least 80% of its assets in common stocks and securities that can be converted into common stocks, such as convertible bonds, convertible preferred stocks, options and rights. The Fund typically invests in domestic companies with market capitalizations over $5 billion. The Fund may also invest up to 20% of its assets in preferred stocks, warrants and common stocks other than those described above.

The investment adviser implements a value oriented approach to the portfolio that targets companies whose stock is trading below what the investment adviser considers its intrinsic value. The investment adviser may also consider other factors, including a company’s earnings and/or dividend record.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund. In addition, the Fund is subject to the following risks:

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. There is a risk the investment adviser will not accurately predict the direction of these and other factors and, as a result, the investment adviser’s investment decisions may not accomplish what they were intended to achieve.

Common Stock Risk: Companies in which the Fund is invested may not perform as anticipated. Additionally, the value of a Fund investment may increase or decrease more than the stock market in general. A downturn in the stock market may lead to lower market price for a stock even when company fundamentals are strong. A company’s stock may drop as a result of technological, environmental or regulatory change or as a result of company news or a change in expected earnings.

Large-Cap Stock Risk: Large-cap companies may be unable to respond quickly to new competitive challenges like changes in technology or consumer taste, and also may not be able to attain the high growth rates of successful, smaller companies, especially during periods of economic expansion.

Mid-Cap Stock Risk: Mid-cap stocks are generally less liquid than large-cap stocks, and may be more affected by technological, environmental or regulatory change.

Convertible Securities Risk: The Fund may purchase convertible securities which may be converted at a stated price within a specified period of time into a certain quantity of common stock of the same or other issuers. When interest rates rise, the values generally fall, and when rates decline, the values generally increase. In addition, their prices can be affected by changes in the market value of the common stock into which they can be converted.

Value Investing Risk: The Fund may not perform as well as other mutual funds when value oriented investing styles are out of favor. Additionally, stocks selected by the Fund may not reach what the investment adviser believes are their full value.

Performance History

The bar chart and table below show the Fund’s annual returns and its long-term performance and provides some indication of the risks of an investment in the Fund. The bar chart illustrates how the Fund’s performance has varied from year-to-year. The table compares the Fund’s average annual returns for 1, 5, and 10 years to broad measures of market performance. The Fund’s past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

Performance for the Fund is available on the Performance tab of the Fund’s website at www.tributaryfunds.com and is updated monthly and quarterly.

Annual Total Returns – Institutional Class (%)

The Institutional Class’ total return for the six-month period ended June 30, 2010 was -9.66%.

Best Quarter	Worst Quarter
June 30, 2009	December 31, 2008
14.72%	-20.74%

PROSPECTUS

Tributary Core Equity Fund

Average Annual Total Returns (For periods ended December 31, 2009)
	1 Year	5 Years	10 Years
Institutional Class Return Before Taxes	24.47%	1.76%	2.77%
Institutional Class Return After Taxes on Distributions	24.27%	0.56%	1.88%
Institutional Class Return After Taxes on Distributions and Sale of Fund Shares	16.11%	1.56%	2.29%
Institutional Plus Class Return Before Taxes*	24.47%	1.76%	2.77%

S&P 500 Index	26.46%	0.42%	-0.95%

Russell 1000 Value Index	19.69%	-0.25%	2.47%

*	The performance information shown above for the Institutional Plus Class reflects the Fund’s Institutional Class returns for the periods prior to August 1, 2010. Unlike Institutional Plus Class shares, Institutional Class shares impose a non-12b-1 shareholder services fee of 0.25%, which is reflected in the return information. Accordingly, had the Institutional Plus Class been offered prior to August 1, 2010, the performance would have been different as a result of lower annual operating expenses.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are for Institutional Class shares only.

Management

Investment Adviser:

Tributary Capital Management, LLC

Portfolio Managers:

Randall Greer, CFA, Managing Director, Value Equities, has managed the Fund since November 2006.

Christopher P. Sullivan, Portfolio Manager, Equities, has managed the Fund since November 2007.

Purchase and Sale of Fund Shares

Institutional Class: The minimum initial investment for Institutional Class shares of the Fund is $1,000, except that the minimum initial investment may be modified for automatic investment plans, individual retirement accounts, payroll deduction plans and at the sole discretion of the Fund. The minimum subsequent investment for Institutional Class shares is $50.

Institutional Plus Class: The minimum initial investment for Institutional Plus Class shares of the Fund is $5 million, except that the minimum investment may be modified at the sole discretion of the Fund. The minimum subsequent investment for Institutional Plus Class shares is $50. If an exchange or redemption causes the value of an investor’s account in Institutional Plus Class shares to fall below $5 million, the investor’s Institutional Plus Class shares may be converted into Institutional Class shares.

You may sell (redeem) all or part of your shares of the Fund on any business day in one of the following methods:

•	Go to www.tributaryfunds.com and visit our secure account area;

•	Send a written request to: Tributary Funds Service Center, P.O. Box 219022, Kansas City, MO 64121-9022; or

•	If you previously authorized telephone redemptions, call 1-800-662-4203.

Tax Information

The Fund intends to make distributions that may be taxed as ordinary income or capital gains for income tax purposes.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of those shares of the Fund and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

PROSPECTUS

Tributary Large Cap Growth Fund

Investment Objective

The Tributary Large Cap Growth Fund seeks long-term capital appreciation.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Institutional Class or Institutional Plus Class shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Institutional Class	Institutional Plus Class
Management Fees	0.90%	0.90%
Distribution (12b-1) Fees	None	None
Other Expenses	0.63%	0.38%
Total Annual Fund Operating Expenses	1.53%	1.28%
Fee Waiver(1)	0.17%	0.20%
Total Annual Fund Operating Expenses After Fee Waiver	1.36%	1.08%

(1)

The investment adviser has contractually agreed to waive 0.15% of its Management Fees and First National Bank has agreed to waive 0.015% of its Custody Fees for the Institutional Class and the Institutional Plus Class, and the investment adviser has also contractually agreed to waive 0.035% of its Co-Administration Fees for the Institutional Plus Class only, for the period August 1, 2010 through July 31, 2011. Such waivers are only terminable upon the approval of the Fund’s Board of Directors.

Example: This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Institutional Class	$138	$467	$818	$1,809
Institutional Plus Class	$110	$386	$683	$1,528

Portfolio Turnover: The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in the Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 14% of the average value of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund intends to invest at least 80% of its assets in common stocks and securities that can be converted into common stocks, such as convertible bonds, convertible preferred stocks, options and rights of companies with market capitalizations of at least $5 billion. The Fund will generally maintain core holdings in 20 to 50 stocks, so its portfolio may become more concentrated in a small number of companies, industries or regions. Although the Fund retains the ability to invest in a relatively small number of stocks, the Fund’s goal is to remain diversified.

The Fund’s sub-adviser looks for large capitalization companies with strong unit growth, dominant market positions, conservative accounting practices and internally financed growth. The Fund will also invest in common stocks that the sub-adviser believes have the potential to grow earnings more rapidly than their competitors.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund. In addition, the Fund is subject to the following risks:

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. ere is a risk the sub-adviser will not accurately predict the direction of these and other factors and, as a result, the sub-adviser’s investment decisions may not accomplish what they were intended to achieve.

Common Stock Risk: Companies in which the Fund is invested may not perform as anticipated, Additionally, the value of a Fund investment may increase or decrease more than the stock market in general. A downturn in the stock market may lead to lower market price for a stock even when company fundamentals are strong. A company’s stock may drop as a result of technological, environmental or regulatory change or as a result of company news or a change in expected earnings.

Large-Cap Stock Risk: Large-cap companies may be unable to respond quickly to new competitive challenges like changes in technology or consumer taste, and also may not be able to attain the high growth rates of successful, smaller companies, especially during periods of economic expansion.

Mid-Cap Stock Risk: Mid-cap stocks are generally less liquid than large-cap stocks, and may be more affected by technological, environmental or regulatory change.

Foreign Investment Risk: Investing in foreign securities involved more risks than U.S. domestic investments relating to political, social, and economic developments abroad. Other risks result from differences between regulations that apply to U.S. and foreign issuers and markets, and the potential for foreign markets to be less liquid and more volatile than U.S. markets.

Convertible Securities Risk: The Fund may purchase convertible securities which may be converted at a stated price within a specified period of time into a certain quantity of common stock of the same or other issuers. When interest rates rise, the values generally fall, and when rates decline, the values generally increase. In addition, their prices can be affected by changes in the market value of the common stock into which they can be converted.

Growth Investing Risk: The Fund may not perform as well as other mutual funds when growth oriented investing styles are out of favor. Additionally, stocks selected by the Fund may not grow as the sub-adviser anticipated which might affect the earnings growth the sub-adviser anticipated when selecting the stock.

Focused Investment Risk: Concentrating investments in a certain type of company, industry or region may make the Fund more vulnerable to events affecting those groups.

Performance History

The bar chart and table below show the Fund’s annual returns and its long-term performance and provides some indication of the risks of an investment in the Fund. The bar chart illustrates how the Fund’s performance has varied from year-to-year. The table compares the Fund’s average annual returns for the 1-year and since inception periods to a broad measure of market performance. The Fund’s past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

Performance for the Fund is available on the Performance tab of the Fund’s website at www.tributaryfunds.com and is updated monthly and quarterly.

Annual Total Returns – Institutional Class (%)

The Institutional Class’ total return for the six-month period ended June 30, 2010 was -6.38%.

Best Quarter	Worst Quarter
September 30, 2009	December 31, 2008
15.75%	-23.04%

PROSPECTUS

Tributary Large Cap Growth Fund

Average Annual Total Returns
(For periods ended December 31, 2009)
	Year	Inception (7/5/2007)
Institutional Class Return Before Taxes	35.03%	-6.50%
Institutional Class Return After Taxes on Distributions	34.92%	-6.55%
Institutional Class Return After Taxes on Distributions and Sale of Fund Shares	22.86%	-5.49%
Institutional Plus Class Return Before Taxes*	35.03%	-6.50%
Russell 1000 Growth Index	37.21%	5.97%

*	The performance information shown above for the Institutional Plus Class reflects the Fund’s Institutional Class returns for the periods prior to August 1, 2010. Unlike Institutional Plus Class shares, Institutional Class shares impose a non-12b-1 shareholder services fee of 0.25%, which is reflected in the return information. Accordingly, had the Institutional Plus Class been offered prior to August 1, 2010, the performance would have been different as a result of lower annual operating expenses.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are for Institutional Class shares only.

Management

Investment Adviser:

Tributary Capital Management, LLC

Investment Sub-Adviser:

Riverbridge Partners, LLC

Portfolio Managers:

Philip W. Dobrzynski, CFA, CPA, CFP, Principal, Research Analyst, has managed the Fund since inception (July 2007).

Dana L. Feick, CFA, Principal, Research Analyst, has managed the Fund since inception (July 2007).

Rick D. Moulton, CFA, Principal, Portfolio Manager & Chief Compliance Officer, has managed the Fund since inception (July 2007).

Mark A. Thompson, Principal, Chief Investment Officer, has managed the Fund since inception (July 2007).

Purchase and Sale of Fund Shares

Institutional Class: The minimum initial investment for Institutional Class shares of the Fund is $1,000, except that the minimum initial investment may be modified for automatic investment plans, individual retirement accounts, payroll deduction plans and at the sole discretion of the Fund. The minimum subsequent investment for Institutional Class shares is $50.

Institutional Plus Class: The minimum initial investment for Institutional Plus Class shares of the Fund is $5 million, except that the minimum investment may be modified at the sole discretion of the Fund. The minimum subsequent investment for Institutional Plus Class shares is $50. If an exchange or redemption causes the value of an investor’s account in Institutional Plus Class shares to fall below $5 million, the investor’s Institutional Plus Class shares may be converted into Institutional Class shares.

You may sell (redeem) all or part of your shares of the Fund on any business day in one of the following methods:

•	Go to www.tributaryfunds.com and visit our secure account area;

•	Send a written request to: Tributary Funds Service Center, P.O. Box 219022, Kansas City, MO 64121-9022; or

•	If you previously authorized telephone redemptions, call 1-800-662-4203.

Tax Information

The Fund intends to make distributions that may be taxed as ordinary income or capital gains for income tax purposes.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of those shares of the Fund and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

PROSPECTUS

Tributary Growth Opportunities Fund

Investment Objective

The Tributary Growth Opportunities Fund seeks long-term capital appreciation.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Institutional Class or Institutional Plus Class shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Institutional Class	Institutional Plus Class
Management Fees	0.75%	0.75%
Distribution (12b-1) Fees	None	None
Other Expenses	0.60%	0.35%
Acquired Fund Fees and Expenses(1)	0.01%	0.01%
Total Annual Fund Operating Expenses	1.36%	1.11%
Fee Waiver(2)	0.14%	0.17%
Total Annual Fund Operating Expenses After Fee Waiver	1.22%	0.94%

(1)

Because the Fund invests in other funds, it is a shareholder of those underlying funds and indirectly bears its proportionate share of the operating expenses. All of the expenses of the Fund and acquired (underlying) funds use their expense ratios for their most recent fiscal year. These estimates may vary considerably.

(2)

The investment adviser has contractually agreed to waive 0.12% of its Management Fees and First National Bank has agreed to waive 0.015% of its Custody Fees for the Institutional Class and the Institutional Plus Class, and the investment adviser has also contractually agreed to waive 0.035% of its Co-Administration Fees for the Institutional Plus Class only, for the period August 1, 2010 through July 31, 2011. Such waivers are only terminable upon the approval of the Fund’s Board of Directors.

Example: This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Institutional Class	$124	$417	$731	$1,623
Institutional Plus Class	$96	$336	$595	$1,336

Portfolio Turnover: The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in the Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 54% of the average value of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund intends to invest at least 80% of its assets in common stocks and securities that can be converted into common stocks, such as convertible bonds, convertible preferred stocks, options and rights. The Fund may also invest up to 35% of its assets in preferred stocks and warrants. The Fund may invest in securities issued by companies with large, medium or small capitalization. The Fund will not invest in companies that, pursuant to the investment adviser’s screening process, have an active business tie to Iran, Syria, Sudan or North Korea, all of which are U.S. State Department-designated terrorist sponsoring states, with the exception of companies whose activities in one or more of these counties are solely humanitarian. The Fund also will not invest in companies that produce tobacco or tobacco products that have been found to pose a clear risk to human health.

The investment adviser implements a core growth approach to the portfolio that targets companies with above average growth characteristics and below average valuations. The focus is on investing in companies with sustainable above average growth in sales, earnings, and intrinsic value. The investment adviser employs multiple diversification strategies to control risk and the Fund’s holdings are diversified across the major economic sectors and by the number of company positions.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund. In addition, the Fund is subject to the following risks:

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. There is a risk the investment adviser will not accurately predict the direction of these and other factors and, as a result, the investment adviser’s investment decisions may not accomplish what they were intended to achieve.

Common Stock Risk: Companies in which the Fund is invested may not perform as anticipated. Additionally, the value of a Fund investment may increase or decrease more than the stock market in general. A downturn in the stock market may lead to lower market price for a stock even when company fundamentals are strong. A company’s stock may drop as a result of technological, environmental or regulatory change or as a result of company news or a change in expected earnings.

Large-Cap Stock Risk: Large-cap companies may be unable to respond quickly to new competitive challenges like changes in technology or consumer taste, and also may not be able to attain the high growth rates of successful, smaller companies, especially during periods of economic expansion.

Mid-Cap and Small-Cap Stock Risk: Mid-cap and small-cap stocks are generally less liquid than large-cap stocks, and may be more affected by technological, environmental or regulatory change.

Convertible Securities Risk: The Fund may purchase convertible securities which may be converted at a stated price within a specified period of time into a certain quantity of common stock of the same or other issuers. When interest rates rise, the values generally fall, and when rates decline, the values generally increase. In addition, their prices can be affected by changes in the market value of the common stock into which they can be converted.

Growth Investing Risk: This Fund is primarily growth oriented and may not perform as well as other types of mutual funds when its investing style is out of favor. There is also a risk that the stocks selected for this Fund may not grow as the investment adviser anticipates.

Performance History

The bar chart and table below show the Fund’s annual returns and its long-term performance and provides some indication of the risks of an investment in the Fund. The bar chart illustrates how the Fund’s performance has varied from year-to-year. The table compares the Fund’s average annual returns for 1, 5, and 10 years to broad measures of market performance. The Fund’s past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

Performance for the Fund is available on the Performance tab of the Fund’s website at www.tributaryfunds.com and is updated monthly and quarterly.

Annual Total Returns – Institutional Class (%)

The Institutional Class’ total return for the six-month period ended June 30, 2010 was -0.85%.

Best Quarter	Worst Quarter
June 30, 2009	December 31, 2008
18.21%	-19.33%

PROSPECTUS

Tributary Growth Opportunities Fund

Average Annual Total Returns (For periods ended December 31, 2009)
	1 Year	5 Years	10 Years
Institutional Class Return Before Taxes	28.16%	1.72%	4.61%
Institutional Class Return After Taxes on Distributions	28.16%	0.30%	3.83%
Institutional Class Return After Taxes on Distributions and Sale of Fund Shares	18.30%	1.36%	3.93%
Institutional Plus Class Return Before Taxes*	28.16%	1.72%	4.61%

Russell Midcap Growth Index	46.29%	2.40%	-0.52%

S&P 500 Index	26.46%	0.42%	-0.95%

*	The performance information shown above for the Institutional Plus Class reflects the Fund’s Institutional Class returns for the periods prior to August 1, 2010. Unlike Institutional Plus Class shares, Institutional Class shares impose a non-12b-1 shareholder services fee of 0.25%, which is reflected in the return information. Accordingly, had the Institutional Plus Class been offered prior to August 1, 2010, the performance would have been different as a result of lower annual operating expenses.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are for Institutional Class shares only.

Management

Investment Adviser:

Tributary Capital Management, LLC

Portfolio Managers:

David C. Jordan, CFA, Managing Director, Growth Equities, has managed the Fund since inception (April 1998).

Charles Lauber, CFA, Portfolio Manager, Equities, has managed the Fund since October 2006.

Purchase and Sale of Fund Shares

Institutional Class: The minimum initial investment for Institutional Class shares of the Fund is $1,000, except that the minimum initial investment may be modified for automatic investment plans, individual retirement accounts, payroll deduction plans and at the sole discretion of the Fund. The minimum subsequent investment for Institutional Class shares is $50.

Institutional Plus Class: The minimum initial investment for Institutional Plus Class shares of the Fund is $5 million, except that the minimum investment may be modified at the sole discretion of the Fund. The minimum subsequent investment for Institutional Plus Class shares is $50. If an exchange or redemption causes the value of an investor’s account in Institutional Plus Class shares to fall below $5 million, the investor’s Institutional Plus Class shares may be converted into Institutional Class shares.

You may sell (redeem) all or part of your shares of the Fund on any business day in one of the following methods:

•	Go to www.tributaryfunds.com and visit our secure account area;

•	Send a written request to: Tributary Funds Service Center, P.O. Box 219022, Kansas City, MO 64121-9022; or

•	If you previously authorized telephone redemptions, call 1-800-662-4203.

Tax Information

The Fund intends to make distributions that may be taxed as ordinary income or capital gains for income tax purposes.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of those shares of the Fund and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

PROSPECTUS

Tributary Small Company Fund

Investment Objective

The Tributary Small Company Fund seeks long-term capital appreciation.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Institutional Class or Institutional Plus Class shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Institutional Class	Institutional Plus Class
Management Fees	0.85%	0.85%
Distribution (12b-1) Fees	None	None
Other Expenses	0.65%	0.40%
Acquired Fund Fees and Expenses(1)	0.01%	0.01%
Total Annual Fund Operating Expenses	1.51%	1.26%
Fee Waiver(2)	0.14%	0.18%
Total Annual Fund Operating Expenses After Fee Waiver	1.37%	1.08%

(1)

Because the Fund invests in other funds, it is a shareholder of those underlying funds and indirectly bears its proportionate share of the operating expenses. All of the expenses of the Fund and acquired (underlying) funds use their expense ratios for their most recent fiscal year. These estimates may vary considerably.

(2)

The investment adviser has contractually agreed to waive 0.13% of its Management Fees and First National Bank has agreed to waive 0.015% of its Custody Fees for the Institutional Class and the Institutional Plus Class, and the investment adviser has also contractually agreed to waive 0.035% of its Co-Administration Fees for the Institutional Plus Class only, for the period August 1, 2010 through July 31, 2011. Such waivers are only terminable upon the approval of the Fund’s Board of Directors.

Example: This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Institutional Class	$139	$463	$810	$1,790
Institutional Plus Class	$110	$382	$674	$1,507

Portfolio Turnover: The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in the Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 30% of the average value of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund intends to invest at least 80% of its assets in common stocks and securities that can be converted into common stocks, such as convertible bonds, convertible preferred stocks, options and rights, of companies with small market capitalization. A company’s market capitalization is considered “small” if it is less than $4 billion.

The investment adviser implements a value oriented approach to the portfolio that targets companies whose stock is trading below what the investment adviser considers its intrinsic value. The investment adviser may also consider other factors, including price-to-earnings ratio, balance sheet strength, cash flow, efficient use of capital, management style and adaptability, market share, product lines and pricing flexibility, distribution systems and use of technology to improve productivity and quality.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund. In addition, the Fund is subject to the following risks:

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. ere is a risk the investment adviser will not accurately predict the direction of these and other factors and, as a result, the investment adviser’s investment decisions may not accomplish what they were intended to achieve.

Common Stock Risk: Companies in which the Fund is invested may not perform as anticipated. Additionally, the value of a Fund investment may increase or decrease more than the stock market in general. A downturn in the stock market may lead to lower market price for a stock even when company fundamentals are strong. A company’s stock may drop as a result of technological, environmental or regulatory change or as a result of company news or a change in expected earnings.

Small-Cap Stock Risk: Small-cap stocks are generally less liquid than large-cap and mid-cap stocks, and may be more affected by technological, environmental or regulatory change.

Convertible Securities Risk: The Fund may purchase convertible securities which may be converted at a stated price within a specified period of time into a certain quantity of common stock of the same or other issuers. When interest rates rise, the values generally fall, and when rates decline, the values generally increase. In addition, their prices can be affected by changes in the market value of the common stock into which they can be converted.

Value Investing Risk: The Fund may not perform as well as other mutual funds when value oriented investing styles are out of favor. Additionally, stocks selected by the Fund may not reach what the investment adviser believes are their full value.

Performance History

The bar chart and table below show the Fund’s annual returns and its long-term performance and provides some indication of the risks of an investment in the Fund. The bar chart illustrates how the Fund’s performance has varied from year-to-year. The table compares the Fund’s average annual returns for 1, 5, and 10 years to broad measures of market performance. The Fund’s past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

Performance for the Fund is available on the Performance tab of the Fund’s website at www.tributaryfunds.com and is updated monthly and quarterly.

Annual Total Returns – Institutional Class (%)

The Institutional Class’ total return for the six-month period ended June 30, 2010 was 0.30%.

Best Quarter	Worst Quarter
September 30, 2009	December 31, 2008
21.03%	-23.77%

PROSPECTUS

Tributary Small Company Fund

Average Annual Total Returns (For periods ended December 31, 2009)
	1 Year	5 Years	10 Years
Institutional Class Return Before Taxes	29.19%	3.58%	8.12%
Institutional Class Return After Taxes on Distributions	29.08%	2.50%	7.38%
Institutional Class Return After Taxes on Distributions and Sale of Fund Shares	19.08%	3.04%	7.06%
Institutional Plus Class Return Before Taxes*	29.19%	3.58%	8.12%

Russell 2000 Index	27.17%	0.51%	3.51%

Russell 2000 Value Index	20.58%	-0.01%	8.27%

*	The performance information shown above for the Institutional Plus Class reflects the Fund’s Institutional Class returns for the periods prior to August 1, 2010. Unlike Institutional Plus Class shares, Institutional Class shares impose a non-12b-1 shareholder services fee of 0.25%, which is reflected in the return information. Accordingly, had the Institutional Plus Class been offered prior to August 1, 2010, the performance would have been different as a result of lower annual operating expenses.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are for Institutional Class shares only.

Management

Investment Adviser:

Tributary Capital Management, LLC

Portfolio Managers:

Randall Greer, CFA, Managing Director, Value Equities, has managed the Fund since November 2006.

Mark A. Wynegar, CFA, Principal, Equities, has managed the Fund since May 1999.

Michael L. Johnson, CFA, Portfolio Manager, Equities, has managed the Fund since November 2007.

Purchase and Sale of Fund Shares

Institutional Class: The minimum initial investment for Institutional Class shares of the Fund is $1,000, except that the minimum initial investment may be modified for automatic investment plans, individual retirement accounts, payroll deduction plans and at the sole discretion of the Fund. The minimum subsequent investment for Institutional Class shares is $50.

Institutional Plus Class: The minimum initial investment for Institutional Plus Class shares of the Fund is $5 million, except that the minimum investment may be modified at the sole discretion of the Fund. The minimum subsequent investment for Institutional Plus Class shares is $50. If an exchange or redemption causes the value of an investor’s account in Institutional Plus Class shares to fall below $5 million, the investor’s Institutional Plus Class shares may be converted into Institutional Class shares.

You may sell (redeem) all or part of your shares of the Fund on any business day in one of the following methods:

•	Go to www.tributaryfunds.com and visit our secure account area;

•	Send a written request to: Tributary Funds Service Center, P.O. Box 219022, Kansas City, MO 64121-9022; or

•	If you previously authorized telephone redemptions, call 1-800-662-4203.

Tax Information

The Fund intends to make distributions that may be taxed as ordinary income or capital gains for income tax purposes.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of those shares of the Fund and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

PROSPECTUS

Tributary International Equity Fund

Investment Objective

The Tributary International Equity Fund seeks long-term capital appreciation.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Institutional Class or Institutional Plus Class shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Institutional Class	Institutional Plus Class
Management Fees	1.00%	1.00%
Distribution (12b-1) Fees	None	None
Other Expenses	0.66%	0.41%
Acquired Fund Fees and Expenses(1)	0.08%	0.08%
Total Annual Fund Operating Expenses	1.74%	1.49%
Fee Waiver(2)	0.20%	0.24%
Total Annual Fund Operating Expenses After Fee Waiver	1.54%	1.25%

(1)

Because the Fund invests in other funds, it is a shareholder of those underlying funds and indirectly bears its proportionate share of the operating expenses. All of the expenses of the Fund and acquired (underlying) funds use their expense ratios for their most recent fiscal year. These estimates may vary considerably.

(2)

The investment adviser has contractually agreed to waive 0.20% of its Management Fees for the Institutional Class and the Institutional Plus Class and 0.035% of its Co-Administration Fees for the Institutional Plus Class only, for the period August 1, 2010 through July 31, 2011. Such waivers are only terminable upon the approval of the Fund’s Board of Directors.

Example: This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Institutional Class	$157	$529	$925	$2,035
Institutional Plus Class	$127	$447	$790	$1,759

Portfolio Turnover: The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in the Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 126% of the average value of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund intends to invest at least 80% of its assets in common stocks and securities that can be converted into common stocks, such as convertible bonds, convertible preferred stocks, warrants, options and rights. The Fund invests primarily in common stocks and other equity securities of non-U.S. and non-Canadian issuers, including emerging market equity securities, with market capitalizations over $300 million and which pay an above-average dividend.

In constructing the portfolio, the Fund’s sub-adviser utilizes a region and sector neutral approach. The Fund invests primarily in regions and industry groups that are part of the Morgan Stanley Capital International Europe, Australasia and Far East (“MSCI EAFE”) Index and aims to have a dividend yield considerably higher than the MSCI EAFE Index.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund. In addition, the Fund is subject to the following risks:

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. There is a risk the sub-adviser will not accurately predict the direction of these and other factors and, as a result, the sub-adviser’s investment decisions may not accomplish what they were intended to achieve.

Emerging Market Risk: The risks of investing in emerging market securities include volatile currency exchange rates; periods of high inflation; increased risk of default; greater social, economic and political uncertainty and instability; less governmental supervision and regulation of securities markets; lack of liquidity in the markets; and smaller market capitalizations of issuers.

Common Stock Risk: Companies in which the Fund is invested may not perform as anticipated. Additionally, the value of a Fund investment may increase or decrease more than the stock market in general. A downturn in the stock market may lead to lower market price for a stock even when company fundamentals are strong. A company’s stock may drop as a result of technological, environmental or regulatory change or as a result of company news or a change in expected earnings.

Large-Cap Stock Risk: Large-cap companies may be unable to respond quickly to new competitive challenges like changes in technology or consumer taste, and also may not be able to attain the high growth rates of successful, smaller companies, especially during periods of economic expansion.

Mid-Cap and Small-Cap Stock Risk: Mid-cap and small-cap stocks are generally less liquid than large-cap stocks, and may be more affected by technological, environmental or regulatory change.

Convertible Securities Risk: The Fund may purchase convertible securities which may be converted at a stated price within a specified period of time into a certain quantity of common stock of the same or other issuers. When interest rates rise, the values generally fall, and when rates decline, the values generally increase. In addition, their prices can be affected by changes in the market value of the common stock into which they can be converted.

Foreign Investment Risk: Investing in foreign securities involved more risks that U.S. domestic investments relating to political, social, and economic developments abroad. Other risks result from differences between regulations that apply to U.S. and foreign issuers and markets, and the potential for foreign markets to be less liquid and more volatile than U.S. markets.

Performance History

The bar chart and table below show the Fund’s annual returns and its long-term performance and provides some indication of the risks of an investment in the Fund. The bar chart illustrates how the Fund’s performance has varied from year-to-year. The table compares the Fund’s average annual returns for the 1-year, 5-year, and since inception periods to a broad measure of market performance. The Fund’s past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

Performance for the Fund is available on the Performance tab of the Fund’s website at www.tributaryfunds.com and is updated monthly and quarterly.

Annual Total Returns – Institutional Class (%)

The Institutional Class’ total return for the six-month period ended June 30, 2010 was -13.20%.

Best Quarter	Worst Quarter
June 30, 2009	December 31, 2008
29.61%	-24.58%

PROSPECTUS

Tributary International Equity Fund

Average Annual Total Returns (For periods ended December 31, 2009)

	1 Year	5 Years	Inception (5/30/02)
Institutional Class Return Before Taxes	41.48%	3.39%	5.15%
Institutional Class Return After Taxes on Distributions	41.61%	2.38%	4.29%
Institutional Class Return After Taxes on Distributions and Sale of Fund Shares	27.25%	2.88%	4.42%
Institutional Plus Class Return Before Taxes*	41.48%	3.39%	5.15%
MSCI EAFE Index	32.46%	4.02%	7.06%

*	The performance information shown above for the Institutional Plus Class reflects the Fund’s Institutional Class returns for the periods prior to August 1, 2010. Unlike Institutional Plus Class shares, Institutional Class shares impose a non-12b-1 shareholder services fee of 0.25%, which is reflected in the return information. Accordingly, had the Institutional Plus Class been offered prior to August 1, 2010, the performance would have been different as a result of lower annual operating expenses.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are for Institutional Class shares only.

Management

Investment Adviser:

Tributary Capital Management, LLC

Investment Sub-Adviser:

KBC Asset Management International LTD

Portfolio Managers:

Gareth Maher, Senior Portfolio Manager, has managed the Fund since November 2009.

Tom Mermuys, C.E.F.A., Senior Portfolio Manager, has managed the Fund since November 2009.

Ian Madden, Portfolio Manager, has managed the Fund since November 2009.

James Collery, Portfolio Manager, has managed the Fund since November 2009.

Purchase and Sale of Fund Shares

Institutional Class: The minimum initial investment for Institutional Class shares of the Fund is $1,000, except that the minimum initial investment may be modified for automatic investment plans, individual retirement accounts, payroll deduction plans and at the sole discretion of the Fund. The minimum subsequent investment for Institutional Class shares is $50.

Institutional Plus Class: The minimum initial investment for Institutional Plus Class shares of the Fund is $5 million, except that the minimum investment may be modified at the sole discretion of the Fund. The minimum subsequent investment for Institutional Plus Class shares is $50. If an exchange or redemption causes the value of an investor’s account in Institutional Plus Class shares to fall below $5 million, the investor’s Institutional Plus Class shares may be converted into Institutional Class shares.

You may sell (redeem) all or part of your shares of the Fund on any business day in one of the following methods:

•	Go to www.tributaryfunds.com and visit our secure account area;

•	Send a written request to: Tributary Funds Service Center, P.O. Box 219022, Kansas City, MO 64121-9022; or

•	If you previously authorized telephone redemptions, call 1-800-662-4203.

Tax Information

The Fund intends to make distributions that may be taxed as ordinary income or capital gains for income tax purposes.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of those shares of the Fund and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

PROSPECTUS

Tributary Funds

Principal Investment Objective, Strategies and Risks of the Tributary Short-Intermediate Bond Fund

Principal Objective

The Tributary Short-Intermediate Bond Fund seeks to maximize total return in a manner consistent with the generation of current income, preservation of capital and reduced price volatility.

Principal Investment Strategies

Under normal market conditions, this Fund intends to invest primarily all, but must invest at least 80%, of its assets (defined as net assets plus borrowings for investment purposes) in bonds, which include other fixed income securities. A fixed income security is any interest-bearing or discounted government or corporate security that obligates the issuer to pay the fixed income security holder a specified sum of money, usually at specific intervals, and to repay the principal amount of the loan at maturity and may take the form of any of the following securities:

•	Bonds, notes and debentures from a wide range of U.S. corporate issuers;

•	Yankee Bonds;

•	Asset-backed securities;

•	Mortgage related securities;

•	State, municipal or industrial revenue bonds;

•	Obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities;

•	Fixed income securities that can be converted into or exchanged for common stock;

•	Repurchase agreements; or

•	Money-market funds.

This is not a fundamental policy and may be changed by the Fund’s Board of Directors upon 60 days’ prior notice.

The Fund’s investment strategy emphasizes fundamental analysis, relative value and a long-term outlook. “Relative value” is the value the Fund places on a security by comparing it to historical valuations, comparable securities in the same sector, and other securities in different sectors of the fixed income market. The Fund’s “long-term outlook” is typically a minimum three to five year view of general market conditions that may affect the overall structure of the Fund’s portfolio. The investment adviser looks for securities that will favorably impact portfolio performance and appear to be underpriced compared to other investments available and that keep the Fund diversified.

The Fund seeks to maintain a dollar-weighted average portfolio maturity of one to five years under normal market conditions, and is expected to be somewhat less volatile than the Tributary Income Fund. To calculate maturity, the investment adviser uses each instrument’s ultimate maturity date, or the probable date of a call, refunding or redemption provision, or other maturity-shortening device. For securities expected to be repaid before their maturity date (such as mortgage-backed securities), the investment adviser uses the average maturity, which is shorter than the stated maturity.

The majority of the fixed income securities in which the Fund invests will be “investment grade,” which means they will be:

•

Rated at purchase within the four highest ratings of a nationally recognized statistical rating organization (“NRSRO”), such as Moody’s, Investors Service, Inc. (“Moody’s”), Standard & Poor’s Corporation (“Standard & Poor’s”) or Fitch Ratings; or

•	If unrated, considered at purchase by the Fund’s investment adviser to be of comparable quality.

The Fund may invest up to 20% of its assets in fixed income securities rated below investment grade, but no lower than a B rating by an NRSRO at the time of purchase.

Mortgage-Related Securities: Under normal market conditions, the Fund will invest no more than 75% of its assets in asset-backed and/or mortgage-related securities. These securities are backed by obligations such as:

•	Conventional 15 or 30-year fixed rate mortgages;

•	Adjustable rate mortgages;

•	Non-conforming mortgages;

•	Commercial mortgages; or

•	Other assets.

Mortgage-related securities are pass-through securities-an interest in a pool or pools of mortgage obligations. The cash flow from the mortgage obligations is “passed through” to the securities’ holders as periodic payments of interest, principal and prepayments (net of service fees).

Other mortgage securities the Fund may purchase include collateralized mortgage obligations (“CMOs”) and real estate mortgage investment conduits (“REMICs”), some of which are issued privately. CMOs may be collateralized by whole-mortgage loans or, more typically, by portfolios of pass-through securities guaranteed by the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund.

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. There is a risk the investment adviser will not accurately predict the direction of these and other factors and, as a result, the investment adviser’s investment decisions may not accomplish what they were intended to achieve. You should consider your own investment goals, time horizon, and risk tolerance before investing in the Fund.

Interest Rate Risk: Changes in interest rates affect the value of the Fund’s fixed income securities including securities issued by or guaranteed by the U.S. government or other government agencies. When interest rates rise, the value of the Fund’s fixed income securities and the Fund’s shares will decline. A change in interest rates will also affect the amount of income the Fund generates.

The value of some mortgage-related or asset-backed securities in which the Fund invests may be particularly sensitive to changes in prevailing interest rates, and, like other debt securities, the ability of the Fund to successfully utilize these instruments may depend in part upon the ability of the investment adviser to forecast interest rates and other economic factors correctly. Like other debt securities, when interest rates rise, the value of a mortgage-related security generally will decline, however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other debt securities.

Credit Risk: The value of the Fund’s fixed income securities is affected by the issuer’s continued ability to make interest and principal payments. The Fund could lose money if the issuers of its fixed income securities cannot meet their financial obligations, or go bankrupt. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

The Fund invests in securities of various U.S. government agencies, which while chartered or sponsored by acts of Congress, are neither issued nor guaranteed by the U.S. Treasury. Each agency, including the Federal Home Loan Bank, the Federal Farm Credit Bank, and the Tennessee Valley Authority, is supported by its own credit. However, the Federal Home Loan Bank is also supported by the ability of the United States Treasury to buy up to $4 billion of debt of the agency. Also, the Tennessee Valley Authority has a credit line of $150 million with the U.S. Treasury.

Securities rated in the lowest of the investment-grade categories (e.g., Baa or BBB) are considered more speculative than higher rated securities. Their issuers may not be as financially strong as those of higher rated bonds and may be more vulnerable to periods of economic uncertainty or downturn.

If the seller of a repurchase agreement defaults, the Fund may be exposed to possible loss because of adverse market conditions or a delay in selling the underlying securities to another person.

Guarantee Risk: Mortgage- and asset-backed securities also involve the risk that private guarantors may default. When private entities create pass-through pools of conventional residential mortgage loans, such issuers may, in addition, be the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements.

Reinvestment Risk: The Fund’s fixed income securities will have stated maturities, and accordingly, at the end of a security’s term, the proceeds will need to be reinvested in another security. If interest rates decline when a fixed income security matures, the cash flows from that security will likely be reinvested at a lower rate.

Mortgage-Related Securities Risk: The risks associated with mortgage-backed securities include: (1) credit risk associated with the performance of the underlying mortgage properties and of the borrowers owning these properties; (2) adverse changes in economic conditions and circumstances, which are more likely to have an adverse impact on mortgage-backed securities secured by loans on certain types of commercial properties than on those secured by loans on residential properties; (3) prepayment and extension risks, which can lead to significant fluctuations in value of the mortgage-backed security; (4) loss of all or part of the premium, if any, paid; and (5) decline in the market value of the security, whether resulting from changes in interest rates or prepayments on the underlying mortgage collateral.

PROSPECTUS

Tributary Funds

Principal Investment Objective, Strategies and Risks of the Tributary Income Fund

Principal Objective

The Tributary Income Fund seeks the generation of current income in a manner consistent with preserving capital and maximizing total return.

Principal Investment Strategies

Under normal market conditions, this Fund intends to invest primarily all, but must invest at least 80%, of its assets (defined as net assets plus borrowings for investment purposes) in fixed income securities. A fixed income security is any interest-bearing or discounted government or corporate security that obligates the issuer to pay the fixed income security holder a specified sum of money, usually at specific intervals, and to repay the principal amount of the loan at maturity and may take the form of any of the following securities:

•	Bonds, notes and debentures from a wide range of U.S. corporate issuers;

•	Yankee Bonds;

•	Asset-backed securities;

•	Mortgage related securities;

•	State, municipal or industrial revenue bonds;

•	Obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities;

•	Fixed income securities that can be converted into or exchanged for common stock;

•	Repurchase agreements; or

•	Money market funds.

The Fund seeks to maintain a dollar-weighted average portfolio maturity of four years or more under normal market conditions. To calculate maturity, the investment adviser uses each instrument’s ultimate maturity date, or the probable date of a call, refunding or redemption provision, or other maturity-shortening device. For securities expected to be repaid before their maturity date (such as mortgage-backed securities), the investment adviser uses the effective maturity, which is shorter than the stated maturity.

The majority of the fixed income securities in which the Fund invests will be “investment grade,” which means they will be:

•	Rated at purchase within the four highest ratings of an NRSRO, such as Moody’s, Standard & Poor’s or Fitch Ratings; or

•	If unrated, considered at purchase by the Fund’s investment adviser to be of comparable quality.

The Fund may invest up to 20% of its assets in fixed income securities rated below investment grade, but no lower than a B rating by an NRSRO at the time of purchase.

Mortgage-Backed Securities: Under normal market conditions, the Fund will invest no more than 75% of its assets in asset-backed and/or mortgage-backed securities. These securities are backed by obligations such as:

•	Conventional 15 or 30-year fixed rate mortgages;

•	Adjustable rate mortgages;

•	Non-conforming mortgages;

•	Commercial mortgages; or

•	Other assets.

Mortgage-backed securities are pass-through securities—an interest in a pool or pools of mortgage obligations. The cash flow from the mortgage obligations is “passed through” to the securities’ holders as periodic payments of interest, principal and prepayments (net of service fees).

Other mortgage securities the Fund may purchase include CMOs and REMICs, some of which are issued privately. CMOs may be collateralized by whole mortgage loans or, more typically, by portfolios of pass-through securities guaranteed by the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund.

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. There is a risk the investment adviser will not accurately predict the direction of these and other factors and, as a result, the investment adviser’s investment decisions may not accomplish what they were intended to achieve. You should consider your own investment goals, time horizon, and risk tolerance before investing in the Fund.

Interest Rate Risk: Changes in interest rates affect the value of the Fund’s fixed income securities including securities issued by or guaranteed by the U.S. government or other government agencies. When interest rates rise, the value of the Fund’s fixed income securities and the Fund’s shares will decline. A change in interest rates will also affect the amount of income the Fund generates.

The value of some mortgage-backed or asset-backed securities in which the Fund invests may be particularly sensitive to changes in prevailing interest rates, and, like other debt securities, the ability of the Fund to successfully utilize these instruments may depend in part upon the ability of the investment adviser to forecast interest rates and other economic factors correctly. Like other debt securities, when interest rates rise, the value of a mortgage-related security generally will decline, however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other debt securities.

Credit Risk: The value of the Fund’s fixed income securities is affected by the issuer’s continued ability to make interest and principal payments. The Fund could lose money if the issuers of its fixed income securities cannot meet their financial obligations, or go bankrupt. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

The Fund invests in securities of various U.S. government agencies, which while chartered or sponsored by acts of Congress, are neither issued nor guaranteed by the U.S. Treasury. Each agency, including the Federal Home Loan Bank, the Federal Farm Credit Bank and the Tennessee Valley Authority, is supported by its own credit. However, the Federal Home Loan Bank is also supported by the ability of the U.S. Treasury to buy up to $4 billion of debt of the agency. Also, the Tennessee Valley Authority has a credit line of $150 million with the U.S. Treasury.

Securities rated in the lowest of the investment grade categories (e.g., Baa or BBB) are considered more speculative than higher rated securities. Their issuers may not be as financially strong as those of higher rated bonds and may be more vulnerable to periods of economic uncertainty or downturn.

If the seller of a repurchase agreement defaults, the Fund may be exposed to possible loss because of adverse market conditions or a delay in selling the underlying securities to another person.

Guarantee Risk: Mortgage- and asset-backed securities also involve the risk that private guarantors may default. When private entities create pass-through pools of conventional residential mortgage loans, such issuers may, in addition, be the guarantors of the mortgage-related securities. Pools created by such nongovernmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements.

Reinvestment Risk: The Fund’s fixed income securities will have stated maturities, and accordingly, at the end of a security’s term, the proceeds will need to be reinvested in another security. If interest rates decline when a fixed income security matures, the cash flows from that security will likely be reinvested at a lower rate.

Mortgage-Related Securities Risk: The risks associated with mortgage-backed securities include: (1) credit risk associated with the performance of the underlying mortgage properties and of the borrowers owning these properties; (2) adverse changes in economic conditions and circumstances, which are more likely to have an adverse impact on mortgage-backed securities secured by loans on certain types of commercial properties than on those secured by loans on residential properties; (3) prepayment and extension risks, which can lead to significant fluctuations in value of the mortgage-backed security; (4) loss of all or part of the premium, if any, paid; and (5) decline in the market value of the security, whether resulting from changes in interest rates or prepayments on the underlying mortgage collateral.

Principal Investment Objective, Strategies and Risks of the Tributary Balanced Fund

Principal Objective

The Tributary Balanced Fund seeks capital appreciation and current income.

Principal Investment Strategies

Based on the sub-adviser’s assessment of market conditions, this Fund will allocate its assets (defined as net assets plus borrowings for investment purposes) among stocks, fixed income securities and cash equivalents. The Fund will invest 25% to 75% of its total assets in stocks and convertible securities, and at least 25% of its total assets in fixed income securities. The Fund may also invest in preferred stocks and warrants. The Fund may invest in securities issued by companies with large, medium, or small capitalizations.

Equities: The Fund’s sub-adviser implements a core growth approach focused on companies with above average growth characteristics and below average valuations. Valuation is an important component of the investment process as the Fund’s sub-adviser looks for companies with valuations that are attractive relative to their current earnings or their projected earnings growth rate. Within portfolio construction, the sub-adviser employs multiple diversification strategies to control risk. Fund holdings are diversified across the major economic sectors and by the number of company positions.

In choosing investments, the Fund’s sub-adviser looks for companies with sustainable above average growth in sales, earnings and intrinsic value. Company attributes may include the following competitive advantages:

•	Market share gains;

•	Product innovation;

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PROSPECTUS

Tributary Funds

•	Low-cost production;

•	Marketing; and

•	Research and development.

Fixed Income Securities: The fixed income component of the Fund’s portfolio includes:

•	Bonds, notes and debentures from a wide range of U.S. corporate issuers;

•	Yankee Bonds;

•	Money market funds;

•	Mortgage related securities;

•	State, municipal or industrial or general obligation revenue bonds;

•	Obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; or

•	Fixed income securities that can be converted into or exchanged for common stock.

In addition, the Fund may invest in cash equivalents, repurchase agreements or asset-backed securities.

The fixed income securities in which the Fund invests will be “investment grade” at purchase, which means they will be:

•	Rated at purchase within the four highest ratings of an NRSRO, such as Moody’s, Standard & Poor’s or Fitch Ratings; or

•	If unrated, considered at purchase by the Fund’s sub-adviser to be of comparable quality.

The Fund seeks to maintain a dollar-weighted average portfolio maturity of five to ten years under normal market conditions. To calculate maturity, the sub-adviser uses each instrument’s ultimate maturity date, or the probable date of a call, refunding or redemption provision, or other maturity-shortening device. For securities expected to be repaid before their maturity date (such as mortgage-backed securities), the sub-adviser uses the effective maturity, which is shorter than the stated maturity.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund.

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. There is a risk the sub-adviser will not accurately predict the direction of these and other factors and, as a result, the sub-adviser’s investment decisions may not accomplish what they were intended to achieve. You should consider your own investment goals, time horizon, and risk tolerance before investing in the Fund.

Principal Risks — Equity Securities

The stock portion of the Fund is subject to the risks of equity investing, which include:

Common Stock Risk: This Fund invests in common stocks, whose risks include:

•

A company not performing as anticipated. Factors affecting a company’s performance can include the strength of its management and the demand for its products or services. Negative performance may affect the earnings growth the sub-adviser anticipated when selecting the stock.

•

Instability in the stock market. The market generally moves in cycles, with prices rising and falling. The value of the Fund’s investments may increase or decrease more than the stock market in general. A downturn in the stock market may lead to lower prices for the stocks the Fund holds even when company fundamentals are strong. A company’s stock may drop as a result of technological, environmental or regulatory change. Company news or a change in expected earnings could also affect prices.

Large-Cap Stock Risk: Large-cap companies may be unable to respond quickly to new competitive challenges like changes in technology or consumer taste, and also may not be able to attain the high growth rates of successful, smaller companies, especially during periods of economic expansion.

Mid-Cap and Small-Cap Stock Risk: Investing in medium-capitalization and small-capitalization companies may lead to risks greater than those of investments in large-capitalization companies. Mid-cap and small-cap stocks are generally less liquid than large-cap stocks, and may be more affected by technological, environmental or regulatory change.

Convertible Securities Risk: The Fund may purchase convertible securities that are fixed income debt securities, preferred stocks, warrants, options or rights, and which may be converted at a stated price within a specified period of time into a certain quantity of common stock of the same or other issuers. Convertible securities are usually subordinated in right of payment to nonconvertible debt securities of the same issuer, but are senior to common stocks in an issuer’s capital structure. Their prices tend to be influenced by changes in interest rates. When rates rise, the values generally fall, and when rates decline, the values generally increase. In addition, their prices can be affected by changes in the market value of the common stock into which they can be converted.

Growth Investing Risk: The Fund may not perform as well as other mutual funds when growth oriented investing styles are out of favor. Additionally, stocks selected by the Fund may not grow as the sub-adviser anticipated which might affect the earnings growth the sub-adviser anticipated when selecting the stock.

Principal Risks — Fixed Income Securities

The fixed income securities portion of the Fund is subject to various risks including:

Interest Rate Risk: Changes in interest rates affect the value of the Fund’s debt securities, including securities issued or guaranteed by the U.S. government or other government agencies. The value of securities with longer maturities may fluctuate more in response to interest rate changes than securities with shorter maturities. When interest rates rise, the value of the Fund’s securities and its shares will decline. A change in interest rates will also affect the amount of income the Fund generates.

Credit Risk: The value of the Fund’s fixed income securities is affected by the issuer’s continued ability to make interest and principal payments. The Fund could lose money if the issuers cannot meet their financial obligation or go bankrupt. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

The Fund invests in securities of various U.S. government agencies, which while chartered or sponsored by acts of Congress, are neither issued nor guaranteed by the U.S. Treasury. Each agency, including the Federal Home Loan Bank, the Federal Farm Credit Bank and the Tennessee Valley Authority, is supported by its own credit. However, the Federal Home Loan Bank is also supported by the ability of the U.S. Treasury to buy up to $4 billion of debt of the agency. Also, the Tennessee Valley Authority has a credit line of $150 million with the U.S. Treasury.

Securities rated in the lowest of the investment grade categories (e.g., Baa or BBB) are considered more speculative than higher rated securities. Their issuers may not be as financially strong as those of higher rated bonds and may be more vulnerable to periods of economic uncertainty or downturn.

If, in the event the Fund enters a repurchase agreement, the seller of a repurchase agreement defaults, the Fund may be exposed to possible loss because of adverse market conditions or a delay in selling the underlying securities to another person.

Reinvestment Risk: The Fund’s fixed income securities will have stated maturities, and accordingly, at the end of a security’s term, the proceeds will need to be reinvested in another security. If interest rates decline when a fixed income security matures, the cash flows from that security will likely be reinvested at a lower rate.

Prepayment Risk: Mortgage- and asset-backed securities involve prepayment risk, which is the risk that the underlying mortgages or other debts may be refinanced or paid off before they mature during a period of declining interest rates. Such refinancings and prepayments will tend to lower the Fund’s return and could result in losses to the Fund if it acquired these securities at a premium. Due to prepayments and the need to reinvest principal payments at current rates, mortgage-related securities may be less effective than bonds at maintaining yields when interest rates decline. Mortgage-backed securities may be more volatile than other fixed income securities.

Extension Risk: During periods of rising interest rates, the rate of prepayments of mortgage- and asset-backed securities may be slower than estimated, causing the Fund to miss the opportunity to reinvest assets at higher rates.

Principal Investment Objective, Strategies and Risks of the Tributary Core Equity Fund

Principal Objective

The Tributary Core Equity Fund seeks long-term capital appreciation.

Principal Investment Strategies

Under normal market conditions, this Fund intends to invest at least 80% of its assets (defined as net assets plus borrowings for investment purposes) in common stocks and securities that can be converted into common stocks, such as convertible bonds, convertible preferred stock, warrants, options and rights. The Fund typically invests in domestic companies with market capitalizations over $5 billion. The Fund may also invest up to 20% of its assets in preferred stocks, warrants and common stocks other than those described above.

The Fund’s investment adviser uses a value-oriented investment approach, looking for companies whose stock is trading below what the investment adviser considers its intrinsic value. The investment adviser may also consider other factors, including a company’s earnings record and/or dividend record.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund. During extraordinary market or economic conditions, the Fund may take a temporary defensive position by investing in short-term obligations including money market funds, repurchase agreements and U.S. government securities. Such investments could keep the Fund from achieving its investment objective.

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PROSPECTUS

Tributary Funds

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. There is a risk the investment adviser will not accurately predict the direction of these and other factors and, as a result, the investment adviser’s investment decisions may not accomplish what they were intended to achieve. You should consider your own investment goals, time horizon, and risk tolerance before investing in the Fund.

Common Stock Risk: This Fund invests primarily in common stocks of large companies. The risks of common stock investing include:

•

A company not performing as anticipated. Factors affecting a company’s performance can include the strength of its management and the demand for its products or services. Negative performance may affect the valuation and earnings growth the investment adviser perceived when selecting the stock.

•

Instability in the stock market. The market generally moves in cycles, with prices rising and falling. The value of the Fund’s investments may increase or decrease more than the stock market in general. A downturn in the stock market may lead to lower prices for the stocks the Fund holds even when company fundamentals are strong. A company’s stock may drop as a result of technological, environmental, or regulatory change. Company news or a change in expected earnings could also affect prices.

Large-Cap Stock Risk: Large-cap companies may be unable to respond quickly to new competitive challenges like changes in technology or consumer taste, and also may not be able to attain the high growth rates of successful, smaller companies, especially during periods of economic expansion.

Mid-Cap Stock Risk: Investing in medium-capitalization companies may lead to risks greater than those of other equity investments. Mid-cap stocks are generally less liquid than large-cap stocks, and may be more affected by technological, environmental or regulatory change.

Convertible Securities Risk: The Fund may purchase convertible securities that are fixed income debt securities, preferred stocks, warrants, options or rights, and which may be converted at a stated price within a specified period of time into a certain quantity of common stock of the same or other issuers. Convertible securities are usually subordinated in right of payment to nonconvertible debt securities of the same issuer, but are senior to common stocks in an issuer’s capital structure. Their prices tend to be influenced by changes in interest rates. When rates rise, the values generally fall, and when rates decline, the values generally increase. In addition, their prices can be affected by changes in the market value of the common stock into which they can be converted.

Value Investing Risk: This Fund is primarily value oriented and it may not perform as well as other types of mutual funds when its investing style is out of favor. There is also a risk that the stocks selected for this Fund may not reach what the investment adviser believes are their full value.

Principal Investment Objective, Strategies and Risks of Tributary the Large Cap Growth Fund

Principal Objective

The Tributary Large Cap Growth Fund seeks long-term capital appreciation.

Principal Investment Strategies

Under normal circumstances and market conditions, this Fund intends to invest at least 80% of its assets (defined as net assets plus borrowings for investment purposes) in common stock and securities that can be converted into common stock, such as convertible bonds, convertible preferred stocks, warrants, options and rights of companies with market capitalizations of at least $5 billion. Although the Fund retains the ability to invest in a relatively small number of stocks, the Fund’s goal is to remain diversified. These are not fundamental investment policies and may be changed by the Fund’s Board of Directors upon 60 days notice to shareholders.

The Fund also will invest in common stocks that the sub-adviser believes have the potential to grow earnings more rapidly than their competitors.

In choosing investments, the Fund’s sub-adviser looks for large capitalization companies with:

•	Strong unit growth;

•	Dominant market positions;

•	Conservative accounting practices; and

•	Internally financed growth.

Other Investments

Under normal circumstances, the Fund may invest up to 20% of its total assets in equity securities of foreign issuers. The Fund may also lend its portfolio securities and invest uninvested cash balances in money market funds.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. During

39

extraordinary market or economic conditions, the Fund may take a temporary defensive position by investing in short-term obligations including money market funds, repurchase agreements and U.S. government securities. Such investments could keep the Fund from achieving its investment objective.

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. There is a risk the sub-adviser will not accurately predict the direction of these and other factors and, as a result, the sub-adviser’s investment decisions may not accomplish what they were intended to achieve. You should consider your own investment goals, time horizon, and risk tolerance before investing in the Fund.

Common Stock Risk: The Fund invests primarily in common stocks of large companies. The risks of common stock investing include:

•

A company not performing as anticipated. Factors affecting a company’s performance can include the strength of its management and the demand for its products or services. Negative performance may affect the valuation and earnings growth the sub-adviser perceived when selecting the stock.

•

Instability in the stock market. The market generally moves in cycles, with prices rising and falling. The value of the Fund’s investments may increase or decrease more than the stock market in general. A downturn in the stock market may lead to lower prices for the stocks the Fund holds even when the company fundamentals are strong. A company’s stock may drop as a result of technological, environmental, or regulatory change. Company news or a change in expected earnings could also affect prices.

Large-Cap Stock Risk: Large-cap companies may be unable to respond quickly to new competitive challenges like changes in technology or consumer taste, and also may not be able to attain the high growth rates of successful, smaller companies, especially during periods of economic expansion.

Mid-Cap Stock Risk: Investing in medium-capitalization companies may lead to risks greater than those of other equity investments. Mid-cap stocks are generally less liquid than large-cap stocks, and may be more affected by technological, environmental or regulatory change.

Convertible Securities Risk: The Fund may purchase convertible securities that are fixed income debt securities, preferred stocks, warrants, options or rights, and which may be converted at a stated price within a specified period of time into a certain quantity of common stock of the same or other issuers. Convertible securities are usually subordinated in right of payment to nonconvertible debt securities of the same issuer, but are senior to common stocks in an issuer’s capital structure. Their prices tend to be influenced by changes in interest rates. When rates rise, the values generally fall, and when rates decline, the values generally increase. In addition, their prices can be affected by changes in the market value of the common stock into which they can be converted.

Foreign Investment Risk: Foreign securities are subject to more risks than U.S. domestic investments. These additional risks include potentially less liquidity and greater price volatility, as well as risks related to adverse political, regulatory, market or economic developments. Foreign companies also may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential. In addition, amounts realized on foreign securities may be subject to high and potentially confiscatory levels of foreign taxation and withholding. Direct investment in foreign securities denominated in a foreign currency involves exposure to fluctuations in foreign currency exchange rates which may reduce the value of an investment made in a security denominated in that foreign currency; withholding and other taxes; trade settlement, custodial, and other operational risks; and the less stringent investor protection and disclosure standards of some foreign markets. In addition, foreign markets can and often do perform differently from U.S. markets.

Foreign securities also include American Depositary Receipts (“ADRs”) and similar investments, including European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”). ADRs, EDRs and GDRs are depository receipts for foreign company stocks issued by a bank and held in trust at that bank, which entitle the owner to any capital gains or dividends from the underlying company. ADRs are U.S. dollar denominated, and EDRs and GDRs are typically U.S. dollar denominated but may be denominated in a foreign currency. ADRs, EDRs and GDRs are subject to the same risks as other foreign securities.

Growth Investing Risk: The Fund is primarily growth oriented and it may not perform as well as other types of mutual funds. The principal risk of growth stocks is that investors expect growth companies to increase their earnings at a rate that is generally higher than the rate expected for non-growth companies. If these expectations are not met, the market price of the stock may decline significantly, even if earnings show an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

Focused Investment Risk: Focusing or concentrating Fund investments in a small number of companies, industries, or regions increases risk. A fund that “concentrates” its investments in a certain type of company (such as biotechnology, healthcare or technology companies) is particularly vulnerable to events affecting those types of companies. Also, the Fund may have greater risk to the extent it invests a substantial portion of its assets in a group of related industries (or “sectors”) such as the “technology” or “financial and business services” sectors. The industries comprising any particular sector may share common characteristics, are often subject to similar business risks and regulatory burdens, and react similarly to economic, market,

40

PROSPECTUS

Tributary Funds

political or other developments. For example, companies in the healthcare sector are subject to rapid obsolescence of products, patent expirations, and changes in governmental regulation or reimbursements; and companies in the technology sector are subject to short product cycles, intense competition and significant losses and/or limited earnings. Because the Fund will generally maintain core holdings in 20 to 50 stocks, its portfolio may become more concentrated on a small number of companies, industries or regions.

Principal Investment Objective, Strategies and Risks of the Tributary Growth Opportunities Fund

Principal Objective

The Tributary Growth Opportunities Fund seeks long-term capital appreciation.

Principal Investment Strategies

In pursuit of long-term capital appreciation, under normal market conditions, this Fund intends to invest at least 80% of its assets (defined as net assets plus borrowings for investment purposes) in common stocks and securities that can be converted into common stocks, such as convertible bonds, convertible preferred stocks, options and rights. The Fund may also invest up to 35% of its assets in preferred stocks and warrants.

The Fund’s investment adviser implements a core growth approach focused on companies with above average growth characteristics and below average valuations. Valuation is an important component of the investment process as the Fund’s investment adviser looks for companies with valuations that are attractive relative to their current earnings or their projected earnings growth rate. Within portfolio construction, the investment adviser employs multiple diversification strategies to control risk. Fund holdings are diversified across the major economic sectors and by the number of company positions.

In choosing investments, the Fund’s investment adviser looks for companies with sustainable above average growth in sales, earnings and intrinsic value. Company attributes may include the following competitive advantages:

•	Market share gains;

•	Product innovation;

•	Low-cost production;

•	Marketing; and

•	Research and development.

The Fund may invest in securities issued by companies with large, medium, or small capitalizations.

Socially Responsible Investing

The investment adviser to the Fund also applies what are commonly referred to as “Socially Responsible Investing” screens to the security selection and ongoing monitoring of the Fund. The investment adviser believes that organizations that avoid global security risks and products that pose a clear danger to human health should benefit shareholders in terms of both risk and return in the long-term.

Specifically, the Fund will not invest in companies that:

•

Have an active business tie to Iran, Syria, Sudan or North Korea, all of which are U.S. State Department-designated terrorist sponsoring states, with the exception of companies whose activities in one or more of these countries are solely humanitarian.

•	Produce tobacco or tobacco products that have been found to pose a clear risk to human health.

The investment adviser uses a third party vendor for the purpose of excluding companies from the Fund that meet the Fund’s exclusion criteria.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund.

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. There is a risk the investment adviser will not accurately predict the direction of these and other factors and, as a result, the investment adviser’s investment decisions may not accomplish what they were intended to achieve. You should consider your own investment goals, time horizon, and risk tolerance before investing in the Fund.

Common Stock Risk: This Fund invests primarily in common stocks, whose risks include:

•

A company not performing as anticipated. Factors affecting a company’s performance can include the strength of its management and the demand for its products or services. Negative performance may affect the valuation and earnings growth the investment adviser perceived when selecting the stock.

•

Instability in the stock market. The market generally moves in cycles, with prices rising and falling. The value of the Fund’s investments may increase or decrease more than the stock market in general. A downturn in the stock market may lead to lower prices for the stocks the Fund holds even when company fundamentals are strong. A company’s stock may drop as a result of technological, environmental, or regulatory change. Company news or a change in expected earnings could also affect prices.

Large-Cap Stock Risk: Large-cap companies may be unable to respond quickly to new competitive challenges like changes in technology or consumer taste, and also may not be able to attain the high growth rates of successful, smaller companies, especially during periods of economic expansion.

Mid-Cap and Small-Cap Stock Risk: Investing in medium-capitalization and small-capitalization companies may lead to risks greater than those of investments in large-capitalization companies. Mid-cap and small-cap stocks are generally less liquid than large-cap stocks, and may be more affected by technological, environmental or regulatory change.

Convertible Securities Risk: The Fund may purchase convertible securities that are fixed income debt securities, preferred stocks, warrants, options or rights, and which may be converted at a stated price within a specified period of time into a certain quantity of common stock of the same or other issuers. Convertible securities are usually subordinated in right of payment to nonconvertible debt securities of the same issuer, but are senior to common stocks in an issuer’s capital structure. Their prices tend to be influenced by changes in interest rates. When rates rise, the values generally fall, and when rates decline, the values generally increase. In addition, their prices can be affected by changes in the market value of the common stock into which they can be converted.

Growth Investing Risk: The Fund may not perform as well as other mutual funds when growth oriented investment styles are out of favor. Additionally, stocks selected by the Fund may not grow as the investment adviser anticipated which might affect the earnings growth the investment adviser anticipated when selecting the stock.

Principal Investment Objective, Strategies and Risks of Tributary Small Company Fund

Principal Objective

The Tributary Small Company Fund seeks long-term capital appreciation.

Principal Investment Strategies

Under normal market conditions, this Fund intends to invest at least 80% of its assets (defined as net assets plus borrowings for investment purposes) in common stocks and convertible securities of companies with small market capitalization. A company’s market capitalization is considered “small” if it is less than $4 billion.

The Fund’s investment adviser uses a value-oriented investment approach, looking for companies whose stock is trading below what the investment adviser considers its intrinsic value. The investment adviser may also consider other factors, including a company’s earnings record and/or dividend growth. This Fund does not emphasize current dividend or interest income. In choosing investments, the investment adviser looks at quantitative and qualitative measures of a company.

Quantitative measures of a company include:

•	Price-to-earnings ratio;

•	Balance sheet strength; and

•	Cash flow.

Qualitative measures of a company include:

•	Efficient use of capital;

•	Management style and adaptability;

•	Market share;

•	Product lines and pricing flexibility;

•	Distribution systems; and

•	Use of technology to improve productivity and quality.

Turnover is expected to be low, around 30% under normal market conditions. However, the Fund will sell a security without regard to how long it has owned the security if the investment adviser deems it advisable.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund. During extraordinary market or economic conditions, the Fund may take a temporary defensive position by investing in short-term obligations including money market funds, repurchase agreements and U.S. government securities. Such investments could keep the Fund from achieving its investment objective.

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. There is a risk the investment adviser will not accurately predict the direction of these and other factors and, as a result, the investment adviser’s investment decisions may not accomplish what they were intended to achieve. You should consider your own investment goals, time horizon, and risk tolerance before investing in the Fund.

PROSPECTUS

Tributary Funds

Common Stock Risk: This Fund invests primarily in common stocks, whose risks include:

•

A company not performing as anticipated. Factors affecting a company’s performance can include the strength of its management and the demand for its products or services. Negative performance may affect the valuation and earnings growth the investment adviser perceived when selecting the stock.

•

Instability in the stock market. The market generally moves in cycles, with prices rising and falling. The value of the Fund’s investments may increase or decrease more than the stock market in general. A downturn in the stock market may lead to lower prices for the stocks the Fund holds even when company fundamentals are strong. A company’s stock may drop as a result of technological, environmental, or regulatory change. Company news or a change in expected earnings could also affect prices.

Small-Cap Stock Risk: The price of smaller-capitalization stocks may fluctuate dramatically due to such factors as:

•	The company’s greater dependence on key personnel;

•	Potentially limited internal resources;

•	Difficulty obtaining adequate working resources;

•	Greater dependence on newer products and/or markets;

•	Technological, regulatory or environmental changes; and

•	Predatory pricing.

In short, the Fund’s risks are likely to be greater than those of other equity investments. It will typically be more volatile than the stock market in general, as measured by the S&P 500 Composite Index.

Convertible Securities Risk: The Fund may purchase convertible securities that are fixed income debt securities, preferred stocks, warrants, options or rights, and which may be converted at a stated price within a specified period of time into a certain quantity of common stock of the same or other issuers. Convertible securities are usually subordinated in right of payment to nonconvertible debt securities of the same issuer, but are senior to common stocks in an issuer’s capital structure. Their prices tend to be influenced by changes in interest rates. When rates rise, the values generally fall, and when rates decline, the values generally increase. In addition, their prices can be affected by changes in the market value of the common stock into which they can be converted.

Value Investing Risk: This Fund is primarily value oriented and it may not perform as well as other types of mutual funds when its investing style is out of favor. There is also a risk that the stocks selected for this Fund may not reach what the investment adviser believes are their full value.

Principal Investment Objective, Strategies and Risks of the Tributary International Equity Fund

Principal Objective

The Tributary International Equity Fund seeks long-term capital appreciation.

Principal Investment Strategies

Under normal market conditions, this Fund intends to invest at least 80% of its assets (defined as net assets plus borrowings for investment purposes) in common stocks and securities that can be converted into common stocks, such as convertible bonds, convertible preferred stock, warrants, options and rights. This is not a fundamental policy and may be changed by the Fund’s Board of Directors upon 60 days’ notice. The Fund invests primarily in common stocks and other equity securities of non-U.S. and non-Canadian issuers, including emerging market equity securities, with market capitalizations over $300 million and which pay an above-average dividend.

In constructing the Fund’s portfolio and selecting individual securities, the Fund’s sub-adviser utilizes a region and sector neutral approach. The Fund invests primarily in regions and industry groups that are part of the MSCI EAFE Index and aims to have a dividend yield considerably higher than the MSCI EAFE Index. The quantitative process is intended to produce a diversified, all-cap portfolio with relatively low volatility.

Principal Risks

The value of the Fund’s shares depends on the value of the securities it owns. An investment in the Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The value of your investment may fluctuate significantly, which means loss of money is a risk of the Fund. During extraordinary market or economic conditions, the Fund may take a temporary defensive position by investing in short-term obligations including money market funds, repurchase agreements and U.S. government securities. Such investments could keep the Fund from achieving its investment objective.

General Market Risk: Factors affecting the securities markets include domestic and foreign economic growth and decline, interest rate levels and political events. There is a risk the sub-adviser will not accurately predict the direction of these and other factors and, as a result, the sub-adviser’s investment decisions may not accomplish what they were intended to achieve. You should consider your own investment goals, time horizon, and risk tolerance before investing in the Fund.

Emerging Market Risk: The risks of investing in emerging market securities include volatile currency exchange rates, periods of high inflation, increased risk of default, greater social, economic and political uncertainty and instability, less governmental supervision and regulation of securities markets, lack of liquidity in the markets and smaller market capitalizations of issuers.

Common Stock Risk: The risks of common stock investing include:

•

A company not performing as anticipated. Factors affecting a company’s performance can include the strength of its management and the demand for its products or services. Negative performance may affect the valuation and earnings growth the sub-adviser perceived when selecting the stock.

•

Instability in the stock market. The market generally moves in cycles, with prices rising and falling. The value of the Fund’s investments may increase or decrease more than the stock market in general. A downturn in the stock market may lead to lower prices for the stocks the Fund holds even when company fundamentals are strong. A company’s stock may drop as a result of technological, environmental, or regulatory change. Company news or a change in expected earnings could also affect prices.

Foreign Investment Risk: Investing in issuers located in foreign countries poses distinct risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, the Fund’s investments in foreign countries generally will be denominated in a foreign currency. As a result, changes in the value of a country’s currency compared to the U.S. dollar may affect the value of the Fund’s investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer’s home country.

Large-Cap Stock Risk: Large-cap companies may be unable to respond quickly to new competitive challenges like changes in technology or consumer taste, and also may not be able to attain the high growth rates of successful, smaller companies, especially during periods of economic expansion.

Mid-Cap and Small-Cap Stock Risk: Investing in medium-capitalization and small-capitalization companies may lead to risks greater than those of investments in large-capitalization companies. Mid-cap and small-cap stocks are generally less liquid than large-cap stocks, and may be more affected by technological, environmental or regulatory change.

Convertible Securities Risk: The Fund may purchase convertible securities that are fixed income debt securities, preferred stocks, warrants, options or rights, and which may be converted at a stated price within a specified period of time into a certain quantity of common stock of the same or other issuers. Convertible securities are usually subordinated in right of payment to nonconvertible debt securities of the same issuer, but are senior to common stocks in an issuer’s capital structure. Their prices tend to be influenced by changes in interest rates. When rates rise, the values generally fall, and when rates decline, the values generally increase. In addition, their prices can be affected by changes in the market value of the common stock into which they can be converted.

Portfolio Holdings of the Funds

Tributary Funds, Inc.’s (the “Funds”) policies and procedures with regard to the disclosure of the Funds’ portfolio securities are available in the Funds’ Statement of Additional Information.

Buying, Selling and Exchanging Shares

This section tells you how to purchase, sell (sometimes called “redeem”) and exchange shares of the Funds. The Funds reserve the right to refuse purchases that may adversely affect the Funds. The Funds do not accept cash, money orders, travelers checks, starter checks, counter checks or third-party checks.

Buying Shares

You can buy shares on-line at www.tributaryfunds.com, by mail or wire, or through First National Bank or its affiliates, your broker/ dealer or other institutions. For a Purchase Application, call 1-800-662-4203. You can also obtain an application by visiting our website at www.tributaryfunds.com.

Opening an Account by Mail

Make out a check for the amount you want to invest, payable to the Fund you want. See page 47 for minimum account amounts. Mail the check and a completed Purchase Application to:

Tributary Funds Service Center

P.O. Box 219022

Kansas City, MO 64121-9022

Opening an Account Online

Go to www.tributaryfunds.com and click on “Open New Account.”

44

PROSPECTUS

Tributary Funds

Adding to Your Account by Mail

Make out a check for the amount you want to invest, payable to the Fund you want. See page 47 for minimum account amounts.

Mail the check and a note with your account number to:

Tributary Funds Service Center

P.O. Box 219022

Kansas City, MO 64121-9022

Adding to Your Account by Wire

Call 1-800-662-4203 for the account number to which funds should be wired. Your bank may charge a wire transfer fee.

Adding to Your Account Online

Go to www.tributaryfunds.com and visit our secure account area.

Through Other Institutions

To find out if you can buy shares through your bank, broker/ dealer, or other institution, call 1-800-662-4203 or call your institution. Check with your institution on account requirements, procedures, and any fees, which will reduce your net return.

Customer Identification Program

In compliance with the USA PATRIOT Act, all financial institutions (including mutual funds) are required, among other matters, to obtain, verify and record the following information for all registered owners or others who may be authorized to act on an account: full name, date of birth, Social Security number, and permanent street address.

Corporate, trust and other entity accounts require additional documentation. This information will be used to verify your true identity. If any of the above requested information is missing, we may reject your account and return your application or take such other action as we deem reasonable as required by law.

Auto Invest Plan

You can make regular monthly or quarterly purchases by Automated Clearing House (ACH) transfer from your bank account. The minimum initial investment for Institutional Class shares, if setting up an auto invest plan, is $100; the minimum for additional investments in Institutional Class shares is $50. The minimum initial investment for Institutional Plus Class is $5 million; the minimum for additional investments in Institutional Plus Class shares is $50. These investment minimums may be modified at the sole discretion of the Funds. To start, complete the Auto Invest Plan section of the Purchase Application or visit www.tributaryfunds.com and click on “Add Automatic Purchase” in the Account Details section. To change your plan, send the

Funds a signature-guaranteed written request. See “Signature Guarantees” on page 47.

Selling (Redeeming) Shares

If you purchase your shares directly from the Funds, you can redeem them as described below. If you purchase shares through a bank or other institution, you need to meet that institution’s account requirements.

•	Go to www.tributaryfunds.com and visit our secure account area.

•	Send a written request to: Tributary Funds Service Center, P.O. Box 219022, Kansas City, MO 64121-9022

or

•	If you previously authorized telephone redemptions, call 1-800-662-4203 to request the redemption.

•

The Funds will mail a check payable to the Shareholder(s) of record to the address of record, or wire the funds at no charge to a previously designated bank account. Check with your bank to determine if it charges a wire transfer fee. See “Signature Guarantees,” on page 47.

Auto Withdrawal Plan

You can redeem shares automatically every month or quarter and have a check for the specified amount mailed to you. The minimum withdrawal for both Institutional Class shares and Institutional Plus Class shares is $100. To start, call 1-800-662-4203 or visit www.tributaryfunds.com and click on “Add Automatic Redemption” in the Account Details section. To change your plan, send the Funds a signature-guaranteed written request or an Account Change Form. See “Signature Guarantees,” on page 47. You could have negative tax consequences (i.e., wash sales) if you purchase shares while you are making withdrawals. Be sure to check with your tax adviser on the effects of this plan, especially if you are also purchasing shares.

Exchanging Shares

You can exchange shares of one Fund for shares of another. An exchange is considered a sale of shares; you may have a capital gain or loss for federal income tax purposes.

•	Before making an exchange, read the Prospectus of the Fund whose shares you want to buy in the exchange.

•

Then mail the Funds your signature-guaranteed request or call 1-800-662-4203. See “Signature Guarantees” on page 47. The amount to be exchanged must meet minimum investment requirements, described on page 47.

or

•	Go to www.tributaryfunds.com and click on “Exchange” in the Account Details section.

The Funds reserve the right to restrict or refuse an exchange request if a Fund has received or anticipates simultaneous orders affecting significant portions of the Fund’s assets. There is no assurance the Funds will be able to anticipate any such exchange requests.

The Funds may change or eliminate the exchange privilege with 60 days’ notice to shareholders, though there are no plans to do so. You may exchange only into Fund shares legally available in your state.

Excessive Trading

The Funds seek to deter short-term or excessive trading (often described as “market timing”). Excessive trading (either frequent exchanges between the Funds or sales and repurchases of a Fund within a short time period) may:

•	Disrupt portfolio management strategies;

•	Increase brokerage and other transaction costs; and

•	Negatively affect fund performance.

Funds that invest in foreign securities may be at greater risk for excessive trading. Investors may attempt to take advantage of anticipated price movements in securities held by the Funds based on events occurring after the close of a foreign market that may not be reflected in a Fund’s net asset value (“NAV”) (referred to as “arbitrage market timing”). Arbitrage market timing may also be attempted in funds that hold significant investments in small-cap securities, high-yield (junk) bonds and other types of investments that may not be frequently traded. There is the possibility that arbitrage market timing, under certain circumstances, may dilute the value of Fund shares if redeeming shareholders receive proceeds (and buying shareholders receive shares) based on net asset values that do not reflect appropriate fair value prices.

The Funds’ Board of Directors has adopted and implemented the following policies and procedures to detect, discourage and prevent excessive short-term trading in the Funds:

Monitoring of Trading Activity

The Funds, through their Transfer Agent, monitor selected trades and flows of money in and out of the Funds in an effort to detect excessive short-term trading activities. If a shareholder is found to have engaged in excessive short-term trading, the Funds may, in their discretion, ask the shareholder to stop such activities or refuse to process purchases or exchanges in the shareholder’s account.

Restrictions on Transactions

The Funds have broad authority to take discretionary action against market timers and against particular trades. They also have sole discretion to:

•	Restrict purchases or exchanges that they or their agents believe constitute excessive trading.

•	Reject purchases or exchanges that violate a Fund’s excessive trading policies or its exchange limits.

Despite its best efforts, the Funds may be unable to identify or deter excessive trades conducted through intermediaries or omnibus accounts that transmit aggregate purchase, exchange and redemption orders on behalf of their customers. In short, the Funds may not be able to prevent all market timing and its potential negative impact.

Transaction Policies

Share Price

The price per share for each Fund, equal to NAV, is calculated each business day at the regularly scheduled normal close of trading on the New York Stock Exchange (“NYSE”) (typically 4 p.m. Eastern Time). A business day is any day on which the NYSE is open for business.

If the Funds receive your buy or sell order before the daily valuation time, you will pay or receive that day’s NAV for each share. Otherwise you will pay or receive the next business day’s NAV for each share.

To calculate the NAV, the Funds add up the value of all a Fund’s securities and other assets, subtract any liabilities, and divide by the number of shares of that Fund outstanding. You can determine the value of your account on any particular day by multiplying the number of shares you own by the day’s NAV. The Funds’ securities are valued at market value. Securities traded on a national securities exchange or in the over-the-counter market are valued at the closing price on the principal exchange or market, typically 4:00 p.m. Eastern Time. If reliable market prices are not available, the fair value prices will be determined using methods approved by the Funds’ Board of Directors. The Tributary International Equity Fund may hold portfolio securities that are listed on foreign exchanges. These securities may trade on weekends or other days when the Tributary International Equity Fund does not calculate its NAV. As a result, the value of these investments may change on days when you cannot purchase or sell shares.

PROSPECTUS

Tributary Funds

Some of the more common reasons that may necessitate that any security be valued using fair value procedures include, but are not limited to:

•	The security’s trading has been halted or suspended;

•	The security has been de-listed from a national exchange;

•	The security’s primary trading market is temporarily closed at a time when under normal conditions it would be open; and

•	The security has not been traded for an extended period of time.

With regard to the Tributary International Equity Fund, a significant event with respect to a security or securities held by the Fund that occurs after the close of the market or exchange on which the security or securities principally trades and before the time the Fund calculates net asset value may necessitate that the security or securities be valued using fair value procedures.

Minimum Investments and Additions

The minimum initial investment for Institutional Class shares of each Fund is $1,000 and for Institutional Plus Class shares for each Fund is $5 million. For additional investments, the minimum investment for both Institutional Class shares and Institutional Plus Class shares is $50. Under the Auto Invest Plan, the required initial investment for Institutional Class shares drops to $100. The Funds may also waive minimum requirements for Individual Retirement Accounts, payroll deduction plans and at their sole discretion.

If an exchange or redemption causes the value of your account (other than an Auto Invest Plan or payroll deduction account) to fall below $1,000 for Institutional Class shares or $5 million for Institutional Plus Class shares, the Funds may ask you to add to your account. If the balance remains below the minimum after 60 days, the Funds may close out your account and mail you the proceeds, or, for Institutional Plus Class shares, may convert your shares into Institutional Class shares.

Redemption Payments

If you redeem shares, your payment normally will be sent within seven days of the Funds’ Transfer Agent receiving your request. Shares are sold at the next NAV calculated after your request is received in good order. Unless it would hurt a Fund or its shareholders, the Funds try to honor requests for next-day payment if your order is received on a business day before 4 p.m. Eastern Time, or second-day payment if your order is received after that time.

Before selling recently purchased shares, please note that if the Transfer Agent has not yet collected payment for the shares you are selling, it may delay sending the proceeds for up to 15 calendar days. This is intended to protect the Funds and their shareholders from loss.

The Funds intend to pay cash for all shares redeemed, but under unusual conditions may make payment wholly or partly in portfolio securities whose value equals the redemption price. You will incur brokerage costs when converting them to cash.

The Funds may suspend your right to sell your shares during times when the NYSE restricts or halts trading, or as otherwise permitted by the U.S. Securities and Exchange Commission (“SEC”). The Funds will require a signature guarantee on redemption requests of $50,000 or more, or if the redemption proceeds are to be paid or sent to someone other than you. See “Signature Guarantees” below.

Signature Guarantees

Signature guarantees are designed to prevent unauthorized transactions. The guarantor pledges that the signature presented is genuine and, unlike a notary public, is financially responsible if the signature is not. The Transfer Agent may require a “medallion” signature guarantee for certain transactions.

You can obtain medallion signature guarantees from banks, brokers/dealers, credit unions, securities exchanges and some other institutions. A notary public is not acceptable. The Funds require a medallion signature guarantee to change the address to which a redemption check is to be mailed or to make the check payable to someone other than the Shareholder(s) of record. If you have changed your address within 30 days of a redemption request, a medallion signature guarantee is required. For joint accounts, each signature must be guaranteed. The Transfer Agent reserves the right to reject any signature guarantee.

Telephone Transactions

For purchases made by telephone, the Funds and their agents will use reasonable procedures to confirm telephone instructions are genuine. These procedures may include, among others, requiring some form of identification before acting on telephone instructions; providing written confirmation of all such transactions; and tape recording all telephone instructions. If reasonable procedures are followed, the Funds and their agents will not be liable for any loss, cost, or expense due to an investor’s telephone instructions or an unauthorized telephone redemption.

If, because of peak activity or adverse conditions, you cannot place a telephone transaction, consider mailing your request as described in “Opening an Account by mail” and “Selling (Redeeming) Shares” on pages 44 and 45 or visiting www. tributaryfunds.com. The Funds reserve the right to refuse a telephone transaction.

Dividends and Taxes

The Funds generally pass net investment income and realized capital gains, if any, on to shareholders in the form of dividends and capital gain distributions.

47

The timing and characterization of income and capital gain distributions are determined in accordance with federal income tax regulations. Income determined in accordance with federal income tax regulations may differ from Accounting Principles Generally Accepted in the United States of America. As a result, net investment income for a reporting period may differ significantly from distributions paid during the same reporting period.

Dividends

Dividends from net investment income, if any, are declared and distributed as indicated below.

The Tributary Short-Intermediate Bond Fund and the Tributary Income Fund declare income dividends daily and pay them monthly. The Tributary Balanced Fund declares and pays income dividends on a quarterly basis and the Tributary Growth Opportunities Fund, the Tributary Core Equity Fund, the Tributary Large Cap Growth Fund, the Tributary Small Company Fund and the Tributary International Equity Fund declare and pay income dividends on an annual basis. Distributions from net realized capital gains from the Funds, if any, are declared and distributed at least annually.

Taxes

The following information is meant as a general summary of the federal income tax provisions regarding the taxation of the shareholders. Additional tax information appears in the Statement of Additional Information (“SAI”). Shareholders should rely on their own tax advisors for advice about the particular federal, state, and local tax consequences of investing in the Funds.

•	Dividends and distributions you receive, whether in cash or additional shares, are generally taxable.

•

Distributions to non-corporate shareholders attributable to interest and other ordinary income and net short-term capital gains are generally taxed as ordinary income, while distributions to non-corporate shareholders attributable to qualified dividend income are generally taxed at long-term capital gains rates provided certain holding period requirements are satisfied by the shareholder and the Fund. Absent further legislation, such long-term capital gains rate will not apply to qualified dividend income distributed after December 31, 2010.

•	Distributions from a Fund’s net long-term capital gains are taxable as long-term capital gains in the year you receive them, no matter how long you have held the shares.

•	Taxable distributions paid by a Fund to corporate shareholders will be taxed at corporate tax rates. Corporate shareholders may be entitled to a dividends received deduction (“DRD”) for a portion of the dividends paid and designated by a Fund as qualifying for the DRD provided certain holding period requirements are met.

•	Some dividends paid in January may be taxable as if you had received them the previous December.

•	Dividends attributable to interest on U.S. Treasury obligations may be subject to state and local taxes, even though the interest would be tax-exempt if you received it directly.

•

If the distribution of income or gain realized on the sale of securities causes a share’s NAV to fall below what you paid for it, the distribution is a “return of invested principal” but is still taxable as described above.

•

If you buy shares shortly before the record date of a Fund’s dividend or capital gains distribution, the payment of those dividends or capital gains will reduce your NAV per share. All or a part of such distributions are taxable.

•

In general, if you sell or redeem shares you will realize a capital gain or loss, which will be long-term or short-term, depending upon your holding period for the shares. Any loss recognized on the sale of shares of a Fund held for six months or less will be treated as long-term capital loss to the extent of capital gain dividends received with respect to such shares. An exchange of shares in different Funds may be treated as a sale and any gain may be subject to tax.

•

As with all mutual funds, the Funds may be required to withhold U.S. federal income tax at the fourth lowest rate for taxpayers ling as unmarried individuals (at a rate of 28% for 2010) for all taxable distributions payable to shareholders who fail to provide the Funds with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the Internal Revenue Service (the “IRS”) that they are subject to backup withholding. Backup withholding is not an additional tax; rather, it is a way in which the IRS ensures it will collect taxes otherwise due. Any amounts withheld may be credited against a shareholder’s U.S. federal income tax liability.

At least annually, the Funds will advise you of the source and tax status of all the distributions you have received.

This Prospectus gives only general tax information. Before you invest, consult your tax adviser on federal, state and local tax considerations for your specific situation.

PROSPECTUS

Tributary Funds

Management of the Funds

Investment Adviser

The Funds are advised by Tributary Capital Management, LLC (“Tributary”), a subsidiary of First National Bank of Omaha (“First National”), which is a subsidiary of First National of Nebraska, Inc. (“FNNI”), a Nebraska corporation with total assets of about $19 billion as of December 31, 2009. FNNI offers clients a full range of financial services. Tributary is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is located at 1620 Dodge Street, Stop 1075, Omaha, Nebraska 68197. As of May 3, 2010, Tributary had approximately $1.5 billion under investment management.

Investment Sub-Advisers

First National Fund Advisers (“FNFA”), a division of First National Bank in Fort Collins (“FNBFC”), located at 205 West Oak Street, Fort Collins, Colorado 80521, serves as the investment sub-adviser to the Tributary Balanced Fund. FNFA is a registered investment adviser under the Investment Advisers Act of 1940 and only provides investment advisory services to the Tributary Balanced Fund.

KBC Asset Management International LTD (“KBCAM”), a subsidiary of KBCAM Limited, located at Joshua Dawson House, Dawson Street, Dublin 2, Ireland, serves as the investment sub-adviser to the Tributary International Equity Fund. KBCAM, a registered investment adviser under the Investment Advisers Act of 1940, provides investment advisory services to individuals, investment companies and other institutions. As of December 31, 2009, KBCAM Limited had $5.6 billion in assets under management. KBCAM is part of the KBC Bank and Insurance Group NV. KBC Group is a major financial services group with headquarters in Brussels, Belgium.

Riverbridge Partners, LLC (“Riverbridge”), located at Midwest Plaza West, 801 Nicollet Mall, Suite 600, Minneapolis, Minnesota, serves as the investment sub-adviser to the Tributary Large Cap Growth Fund. Riverbridge, a registered investment adviser under the Investment Advisers Act of 1940, provides investment advisory services to individuals, investment companies and other institutions. As of December 31, 2009, Riverbridge had $1.731 billion in assets under management.

Responsibilities

Tributary supervises and administers the Funds’ respective investment programs. Supervised by the Board of Directors and following each Fund’s investment objectives and restrictions, Tributary (or, as to the Tributary International Equity Fund, the Tributary Balanced Fund and the Tributary Large Cap Growth Fund, the sub-adviser):

•	Manages a Fund’s investments;

•	Makes buy/sell decisions and places the orders; and

•	Keeps records of purchases and sales.

Portfolio Managers

Investment decisions for the Funds are made by teams of Tributary or sub-adviser personnel. In general, investment decisions are made by consensus and no one person is primarily responsible for making investment recommendations. The following people are primarily responsible for day-to-day management of the Funds. Additional information about each portfolio manager’s compensation, other accounts managed, and ownership of securities in the Fund managed by that portfolio manager is available in the SAI.

Tributary Core Equity Fund and Tributary Small Company Fund (Value Equities Team)

•

Randall Greer, CFA, Managing Director, Value Equities. Randy serves as the Managing Director of the Value Equity Strategy team for Tributary. He is a Risk Committee member and has been responsible for the implementation of the Value Equity Strategy since joining Tributary’s predecessor, First National Bank, in November of 2006. From December 2002 through November 2006, he was a Portfolio Manager, Analyst and Member of the Investment Committee at Bridges Investment Counsel. His 34 year resume in investment management also includes President at Kirkpatrick Pettis Smith Polian, Chief Executive Officer at KPM Management, and additional years spent at Westchester Capital Management, all in Omaha, Nebraska. He graduated from the University of Nebraska at Lincoln in 1973 with a Bachelor of Science in Psychology with a minor in Mathematics and Computer Science. He received his Masters of Business Administration from the University of Florida in 1975 with a concentration in Finance and received his Chartered Financial Analyst (CFA) designation in 1980. He is a member of the CFA Society of Nebraska and the CFA Institute.

•

Mark A. Wynegar, CFA, Principal, Equities. Mark serves as a Principal for Tributary and is the lead manager for the Tributary Small Company Fund. Mark has over 15 years of industry experience and joined Tributary’s predecessor, First National Bank, in May 1999. Prior to joining Tributary, he worked for five years at Westchester Capital Management as a Senior Securities Analyst and for two years at Union Pacific Railroad as a Financial Analyst, both in Omaha, Nebraska. Mark received his Bachelors in Business Administration from the University of Nebraska at Lincoln in 1993 and earned his Chartered Financial Analyst designation in 1997. He is a member of the CFA Society of Nebraska and the CFA Institute and served on the Board of the CFA Society of Nebraska from 2002 to 2009, holding the Presidency during 2007 and 2008. Nebraska from 2002 to 2009, holding the Presidency during 2007 and 2008.

•

Christopher P. Sullivan, Portfolio Manager, Equities. Chris serves as a Co-Portfolio Manager for the Tributary Core Equity Fund and is responsible for researching the consumer discretionary and healthcare sectors. Chris has over 15 years industry experience and joined Tributary’s predecessor, First National Bank, in December 2003. Prior to joining Tributary, he worked for Wells Fargo as an Equity Analyst and Portfolio Manager in Lincoln, Nebraska. Chris received his Bachelor of Science in Business with an emphasis in Actuarial Science from the University of Nebraska at Lincoln in 1993. Chris is a member of the CFA Institute and the CFA Society of Nebraska.

•

Michael L. Johnson, CFA, Portfolio Manager, Equities. Mike serves as a Co-Portfolio Manager for the Tributary Small Company Fund and is responsible for the technology sector. Mike has over 16 years of industry experience and joined Tributary’s predecessor, First National Bank, in March 2005. Prior to joining Tributary, he worked for eleven years at Principal Global Investors in Des Moines, Iowa as an Equity Analyst and Portfolio Manager. Mike received his Bachelor of Science in Business Administration from the University of Nebraska at Lincoln in 1992 and Masters of Business Administration from Drake University in 1995. Mike was awarded the Chartered Financial Analyst designation in 1997 and is a member of CFA Institute and the CFA Society of Nebraska.

Tributary Short-Intermediate Bond Fund and Tributary Income Fund (Fixed Income Team)

•

Ronald Horner, Managing Director, Fixed Income. Ron serves as the Managing Director of the Fixed Income Strategy team for Tributary. He is a Risk Committee member and has been responsible for implementation of the Fixed Income Strategy since joining Tributary’s predecessor, First National Bank, in March 2006. Ron’s 21 year career in investment management includes 18 years with Commercial Federal Bank in Omaha, Nebraska serving as an Investment Portfolio Manager from 2000 to 2006 and as a Secondary Mortgage Marketing Manager from 2003 to 2006. He received his Bachelors in Business Administration from Creighton University in 1981 and Masters in Business Administration from the University of Nebraska at Omaha in 1985.

•	Travis Nordstrom, CFA, Principal, Fixed Income. Travis serves as a Principal for Tributary. With over ten years of industry experience, he is responsible for security selection and portfolio construction on all actively managed taxable bond portfolios. Travis joined Tributary’s predecessor, First National Bank, in June 2000. Prior to joining Tributary, he began his career at Commerzbank AG, in Frankfurt, Germany. He is a Chartered Financial Analyst and a member of the CFA Institute and the CFA Society of Nebraska. Travis studied financial economics on a Fulbright Scholarship in Frankfurt, Germany. He received his Bachelors in Economics from Nebraska Wesleyan University in 1997 and Masters in Economics from the University of Nebraska at Omaha in 2006.

•

Mary Anne Mullen, CFA, Senior Analyst, Fixed Income. Mary Anne joined Tributary’s predecessor, First National Bank, in February 2009 as a Senior Analyst for the Fixed Income Team. She is responsible for security selection and portfolio construction on actively managed taxable bond portfolios. Her prior experience includes three years as an Institutional Investment Consultant with Jeffrey Slocum & Associates in Minneapolis, Minnesota, five years with MetLife Investments in Morristown, New Jersey as a Leveraged Loan Credit Analyst, and four years in public accounting. She earned an undergraduate degree in Accounting from Creighton University in 1994 and a Masters of Business Administration in Finance from New York University in 2000.

Tributary Growth Opportunities Fund (Growth Equities Team)

•

David C. Jordan, CFA, Managing Director, Growth Equities. David serves as the Managing Director of the Growth Equities Strategy and has managed investment portfolios since 1982. He is a Risk Committee member and is responsible for implementation of the Growth Equities Strategy. Before joining Tributary in April of 1996, David managed investments at the predecessors to Bank One Investment Advisors, Key Trust of the Northwest, and Wells Fargo Denver. He received his Bachelor of Science in Finance from the University of Colorado in 1981 and holds the Chartered Financial Analyst designation. He is a member of the Chartered Financial Analyst Institute as well as the CFA Society of Colorado. David has been active in the Chartered Financial Analyst Institute serving on the Council of Examiners, Candidate Curriculum Committee, and Captain of an Exam Grading team.

•

Charles Lauber, CFA, Portfolio Manager, Equities. Chuck serves as a Portfolio Manager and has been responsible for analyzing the technology, healthcare, and telecom sectors since joining Tributary in August 2006._ Chuck has over fifteen years of investment experience, serving as an asset allocation portfolio manager from

PROSPECTUS

Tributary Funds

early 2005 to August 2006 at Koesten Hirschmann & Crabtree in Overland Park, Kansas, and previously working at Security Benefit Group in Topeka, Kansas. Chuck earned his Bachelor of Business Administration in Finance from East Texas State University in 1987 and his Master of Business Administration in Finance from East Texas State University in 1987 and his Master of Business Administration in Finance in 1993 from the McCombs School of Business at the University of Texas. In 1997, he earned his designation as a Chartered Financial Analyst from the CFA Institute. Chuck is a member of the CFA Institute, DFW Society of Financial Analysts, and the National Association of Business Economists.

Tributary International Equity Fund (sub-advised by KBCAM)

•

Gareth Maher B.Comm, M.Econ. Sc. Senior Portfolio Manager. Gareth joined KBCAM as Senior Portfolio Manager in 2000. Gareth is a very experienced equity manager having worked for Irish Life Investment Managers for 10 years from 1987 during which time he managed their US, Irish and Far East equity portfolios. In 1997 Gareth joined Eagle Star (Zurich) with responsibility for the Irish, Japanese and Far Eastern equities. Gareth graduated from University College Dublin (UCD) with a first class honours Commerce degree in 1986 followed by a first class honours Masters of Economic Science (UCD) in 1987.

•

Tom Mermuys Business Economics Graduate, Degree in Portfolio Management, C.E.F.A, Senior Portfolio Manager. Tom joined the Dublin office of KBCAM in July 2003, having previously worked as a portfolio manager in KBCAM Brussels. He is a Certified European Financial Analyst and a graduate of Business Economics from the VLEKHO School of Economics, Brussels in 1999 followed by a Degree in Portfolio Management at EHSAL School of Economics, Brussels in 2002.

•

Ian Madden BBS in Finance & Accounting, IMC, Portfolio Manager. Ian joined KBCAM in November 2000 as a Portfolio Assistant. Previous to joining KBCAM Ian worked for the International division of National Irish Bank for 1 year. Ian graduated from Trinity College Dublin in 2000 with a Bachelor of Business Studies specialising in Finance & Accounting and holds the Investment Management Certificate.

•

James Collery B.A., Portfolio Manager. James joined KBCAM in January 2001 as a Performance and Risk Analyst. In December 2003 James was appointed as a Portfolio Manager on KBCAM’s Hedge Fund Team. James graduated from Trinity College, Dublin in 1999 with a BA Honours degree in Science.

Tributary Large Cap Growth Fund (sub-advised by Riverbridge)

•

Philip W. Dobrzynski, CFA, CPA, CFP, Principal, Research Analyst. Phil Dobrzynski has been in the industry since 1998 and brings a spectrum of financial and investment industry background and talents to Riverbridge clients. He is a Chartered Financial Analyst, a Certified Public Accountant with six years of experience in public accounting, and holds a Certified Financial PlannerTM certification. He has been an Adjunct Professor for the Financial Planning Program, Minnesota State University at Mankato. Phil joined Riverbridge Partners in May 1998. He is a member of the Investment Team where he is responsible for securities analysis across all industry sectors. He began his career with Arthur Andersen & Company. Before joining the staff at Riverbridge Partners, Phil worked for Tyler, Simms & St. Sauveur, Certified Public Accounts, as an audit and tax supervisor. Phil received his BS degree in Accounting from Pennsylvania State University and his MBA from the University Of Minnesota Carlson School Of Management. Phil is a member of the CFA Institute; the CFA Society of Minnesota; the American Institute of Certified Public Accountants (AICPA); the Financial Planning Association (FPA); and the Financial Planning Association of Minnesota.

•

Dana L. Feick, CFA, Principal, Research Analyst. Dana Feick has been in the financial services industry since 1986. As a member of the Investment Team, he is responsible for securities analysis across all industry sectors. Dana joined the Riverbridge Partners team in January 1992. Dana began his investment career at IDS Financial Corporation, now Ameriprise Financial Services, Inc. He was a Research Associate in the IDS Growth Spectrum Advisors division that manages small cap funds for institutions; Dana was responsible for small cap growth stock research across all industries. Dana was also a Research Analyst for the IDS Investment Research division where he was responsible for a variety of industries. He graduated with distinction from the University Of Minnesota School Of Management where he received a BSB in Finance. Dana received his Chartered Financial Analyst (CFA) certificate in 1990.

•

Rick D. Moulton, CFA, Principal, Portfolio Manager & Chief Compliance Officer. Rick Moulton has been in the investment services industry since 1989 and has contributed his many talents to Riverbridge Partners since May 1991. He is a member of the Investment Team and is responsible for portfolio management and securities analysis. He is a member of the Executive Committee, which is responsible for the strategic decision making and overall management of the firm. Rick leads the Asset Management Group in addition to serving as the firm’s Chief Compliance Officer. Prior to joining Riverbridge Partners, he worked for Dain Bosworth, Inc. as an IRA/Margin Generalist. Rick graduated from the University Of Minnesota Carlson School Of Management where he received a BSB in Finance. Rick is a Chartered Financial Analyst. He is a member of the CFA Institute and the CFA Society of Minnesota.

•

Mark A. Thompson, Principal, Chief Investment Officer. Mark Thompson has been in the financial services industry since 1982. He co-founded Riverbridge Partners in July of 1987 to pursue his passionate belief in long-term investing in growth companies of value. This tenet has been the guiding principle of the firm ever since. Mark chairs the Executive Committee, which is responsible for the strategic decision making and overall management of the firm. As Chief Investment Officer, he is responsible for coordinating the efforts of the Investment Team and overall portfolio compliance to Riverbridge Partners investment disciplines. He has played a significant role in the development and growth of Riverbridge Partners. Prior to founding Riverbridge, Mark was employed with IDS Financial Corp. — now Ameriprise Financial Services, Inc. — where he was responsible for investment research and an associate portfolio manager of the IDS New Dimensions Fund. Mark is a graduate of the University Of Minnesota Carlson School Of Management with a BSB in Finance. He is a member of the CFA Institute and the CFA Society of Minnesota.

Tributary Balanced Fund (sub-advised by FNFA)

•

Kurt Spieler, CFA, Managing Director, Investments. Kurt serves as the Managing Director of Investments for FNFA. His responsibilities include the development and implementation of investment strategies for high net worth and institutional clients. Kurt joined FNFA’s predecessor, First National Bank, in March of 2005. He has 22 years of investment experience in fixed income, international and U.S. equities. Previously, he was Head of International Equities for Principal Global Investors and President of his own asset management firm. Kurt earned his Bachelor of Business Administration degree from Iowa State University and Masters of Business Administration from Drake University. He achieved the designation of Chartered Financial Analyst in 1994 and is a member of the CFA Society of Colorado.

•

John Harris, CFA, Senior Portfolio Manager. John serves as Senior Portfolio Manager for FNFA. His responsibilities include the management of portfolios for clients invested in fixed income and equity securities. John joined Tributary in June of 2007. He has 16 years of investment management experience including analytical roles for Principal Global Investors and American Equity Investment Life Insurance Company. John earned his Bachelor of Arts degree in Economics and History as well as his Masters of Business Administration from the University of Wisconsin. He has achieved the designation of Chartered Financial Analyst and is a member of the CFA Society of Colorado.

Fees

Prior to May 3, 2010, six of the eight Funds (the Tributary Short-Intermediate Bond Fund, the Tributary Income Fund, the Tributary Core Equity Fund, the Tributary Large Cap Growth Fund, the Tributary Small Company Fund and the Tributary International Equity Fund) were advised by FNB Fund Advisers (“FNB”), a division of First National, a subsidiary of FNNI, located at 1620 Dodge Street, Stop 1075, Omaha, Nebraska 68197. For the fiscal year ended March 31, 2010, FNB received an advisory fee (net of waivers), as shown below, as a percentage of average daily net assets:

•	Tributary Short-Intermediate Bond Fund: 0.21%

•	Tributary Income Fund: 0.11%

•	Tributary Core Equity Fund: 0.60%

•	Tributary Large Cap Growth Fund: 0.61%

•	Tributary Small Company Fund: 0.70%

•	Tributary International Equity Fund: 0.79%

Prior to May 3, 2010, Tributary managed only two of the eight Funds (the Tributary Balanced Fund and the Tributary Growth Fund). For the fiscal year ended March 31, 2010, Tributary received an advisory fee (net of waivers), as shown below, as a percentage of each Fund’s average daily net assets:

•	Tributary Balanced Fund: 0.60%

•	Tributary Growth Opportunities Fund: 0.60%

A discussion regarding the basis for the Board of Director’s approval of the Funds’ investment advisory agreements, including the sub-advisory agreements, is available in the Funds’ annual report for the year ended March 31, 2010, which is available on the Fund’s website at www.tributaryfunds.com.

Other Service Providers

The Funds’ Board of Directors has appointed various parties to advise and administer the Funds.

Co-Administrators

Jackson Fund Services, a division of Jackson National Asset Management, LLC, 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606, is Co-Administrator for each Fund, providing clerical, compliance, regulatory, accounting and other services.

PROSPECTUS

Tributary Funds

Tributary also serves as Co-Administrator for each Fund, providing clerical, compliance, regulatory, accounting and other services.

Custodian and Transfer Agent

First National in its capacity as Custodian provides for the safekeeping of the Funds’ assets except for the Tributary International Equity Fund, for which Union Bank, N.A. acts as Custodian.

DST Systems, Inc., 210 W. 10th Street, Kansas City, MO 64105 is the Transfer Agent for the Funds, whose functions include disbursing dividends and other distributions.

All service providers receive fees. They may choose to waive some or all of their fees at either the Fund or the Class level, which will cause the such Funds’ or Class’ returns, as applicable, to be higher than they would have been without the waiver.

Distributor

Northern Lights Distributors, LLC, 4020 South 147th Street, Omaha, Nebraska 68137, is the Distributor for the Funds.

The Funds’ agreement with First National sets that Shareholder Servicing Agent’s service fee at the annual rate of 0.25% of the average aggregate net asset value of the Funds held during the period by customers for whom First National provided services under the Servicing Agreement. First National may choose to waive some or all of this fee, which will cause a Fund’s total return and yield to be higher than without the waiver.

Service Plan

Certain financial intermediaries may accept purchase and redemption orders on the Funds’ behalf. Such purchase and redemption orders will be deemed to have been received by the Funds’ at the time an authorized financial intermediary accepts the orders. Your financial intermediary has the responsibility to transmit your orders and payment promptly and may specify different transaction order cut-off times, share transaction policies and limitations, including limitations on the number of exchanges, than those described in this Prospectus. In addition, the financial intermediary may impose additional restrictions or charge fees not described in this Prospectus. If your order and payment is not received from your financial intermediary timely, your order may be cancelled and the financial intermediary could be liable for resulting fees or losses. Although the Funds may effect portfolio transactions through broker dealers who sell Fund shares, the Funds do not consider the sale of Fund shares as a factor when selecting broker dealers to effect portfolio transactions.

The Funds bear fees payable to certain intermediaries or financial institutions for provision of recordkeeping, sub-accounting services, transfer agency and other administrative services. The expenses paid by each Fund are included in “Other Expenses” in this Prospectus.

The Funds have adopted an Administrative Service Plan (the “Services Plan”) under which each Fund may enter into a Servicing Agreement to pay compensation to banks and other financial institutions that provide various administrative services for shareholders (“Shareholder Servicing Agent”). Under the Services Plan, the fees will not exceed an annual rate of 0.25% of a Fund’s average daily net assets. Such Shareholder Servicing Agents may include the Advisers, their correspondent and affiliated banks, the Co-Administrators and their affiliates, and third-party financial intermediary.

The Funds’ agreement with First National sets that Shareholder Servicing Agent’s service fee at the annual rate of 0.25% of the average aggregate net asset value of the Funds held during the period by customers for whom First National provided services under the Servicing Agreement. First National may choose to waive some or all of this fee, which will cause a Fund’s total return and yield to be higher than without the waiver.

PROSPECTUS

Tributary Funds Financial Highlights

The financial highlights table is intended to help you understand each Fund’s financial performance for the past 5 years or, if shorter, the period of each Fund’s operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in each Fund, assuming reinvestment of all dividends and distributions. is information has been derived from financial statements audited by KPMG LLP, the Funds’ independent registered public accounting firm, whose report, along with the Funds’ financial statements, is included in the annual report, which is available upon request.

		Investment Activities			Distributions to Shareholders from:						Ratios/Supplemental Data
	Net Asset Value, Beginning of Period	Net Investment Income (Loss)		Net Realized and Unrealized Gains (Losses) on Investments and Foreign Currency	Net Investment Income	Net Realized Gains on Investments and Foreign Currency	Return of Capital	Net Asset Value, End of Period	Total Return		Net Assets End of Period (000’s)	Expenses to Average Net Assets		Net Investment Income to Average Net Assets		Expenses to Average Net Assets*	Portfolio Turnover
Short-Intermediate Bond Fund
For the year ended March 31,
2010	$9.20	$0.32	(f)	$0.34	$(0.35)	$—	$—	$9.51	7.18%		$71,503	0.86%		3.39%		1.17%	62%
2009	9.45	0.33		(0.14)	(0.39)	(0.05)	—	9.20	2.05		49,125	0.90		3.53		1.20	50
2008	9.40	0.41		0.05	(0.41)	—	—	9.45	5.01	(d)	50,299	0.82	(e)	4.33	(e)	1.17	68
2007	9.35	0.35	(f)	0.11	(0.41)	—	—	9.40	5.07		47,306	0.89		3.78		1.13	70
2006	9.58	0.27		(0.09)	(0.41)	—	—	9.35	1.95		60,992	0.84		3.11		0.98	41

Income Fund
For the year ended March 31,
2010	$9.29	$0.45	(f)	$0.51	$(0.46)	$—	$—	$9.79	10.49%		$60,098	0.77%		4.72%		1.27%	71%
2009	9.69	0.42		(0.39)	(0.43)	—	—	9.29	0.40		51,965	0.79		4.47		1.33	63
2008	9.63	0.46		0.05	(0.45)	—	—	9.69	5.27	(d)	59,117	0.71	(e)	4.73	(e)	1.29	81
2007	9.52	0.40		0.12	(0.41)	—	—	9.63	5.66		64,946	0.98		4.21		1.19	77
2006	9.79	0.35		(0.21)	(0.41)	—	—	9.52	1.38		54,045	1.02		3.70		1.09	85

Balanced Fund
For the year ended March 31,
2010	$8.70	$0.17	(f)	$3.74	$(0.17)	$—	$—	$12.44	45.17%		$29,898	1.37%		1.57%		1.53%	70%
2009	12.36	0.24		(3.44)	(0.24)	(0.22)	—	8.70	(26.13)		21,861	1.35		2.28		1.51	60
2008	14.69	0.18		(0.17)	(0.18)	(2.16)	—	12.36	(0.55	)(d)	31,376	1.30	(e)	1.32	(e)	1.51	83
2007	14.14	0.12		0.57	(0.12)	(0.02)	—	14.69	4.83		33,659	1.33		0.84		1.45	60
2006	12.45	0.05		1.69	(0.05)	—	—	14.14	13.96		33,518	1.35		0.35		1.35	44

Core Equity Fund
For the year ended March 31,
2010	$5.54	$0.05	(f)	$2.39	$(0.06)	$—	$—	$7.92	44.10		$111,730	1.18%		0.78%		1.34%	24%
2009	8.72	0.09		(3.07)	(0.09)	(0.11)	—	5.54	(34.36)		70,000	1.24		1.34		1.40	28
2008	10.33	0.09		(0.32)	(0.09)	(1.29)	—	8.72	(3.25	)(d)	95,746	1.18	(e)	0.87	(e)	1.39	31
2007	10.45	0.11		1.24	(0.11)	(1.36)	—	10.33	13.09		108,580	1.22		1.06		1.32	36
2006	10.26	0.09		1.04	(0.10)	(0.84)	—	10.45	11.43		101,387	1.20		0.88		1.20	18

		Investment Activities			Distributions to Shareholders from:						Ratios/Supplemental Data
	Net Asset Value, Beginning of Period	Net Investment Income (Loss)		Net Realized and Unrealized Gains (Losses) on Investments and Foreign Currency	Net Investment Income	Net Realized Gains on Investments and Foreign Currency	Return of Capital	Net Asset Value, End of Period	Total Return		Net Assets End of Period (000’s)	Expenses to Average Net Assets		Net Investment Income to Average Net Assets		Expenses to Average Net Assets*	Portfolio Turnover
Large Cap Growth Fund
For the year ended March 31,
2010	$5.98	$0.02	(f)	$2.75	$(0.02)	$—	$—	$8.73	46.40%		$81,220	1.22%		0.32		1.53%	14%
2009	8.60	0.05		(2.62)	(0.05)	—	—	5.98	(29.94)		30,771	0.99		0.84		1.55	18
2008(g)	10.00	—	(c)	(1.40)	—	—	—	8.60	(14.00	)(a)	23,509	1.95	(b)	0.03	(b)	2.41 (b)	6

Growth Opportunities Fund
For the year ended March 31,
2010	$7.36	$(0.01	)(f)	$4.15	$—	$—	$—	$11.50	56.25%		$68,427	1.18%		(0.11)%		1.35%	54%
2009	13.16	0.05		(4.44)	(0.02)	(1.29)	(0.10)	7.36	(33.91)		41,797	1.27		0.48		1.43	64
2008	15.21	(0.02)		(0.69)	(0.05)	(1.29)	—	13.16	(5.50	)(d)	69,135	1.20	(e)	(0.17	)(e)	1.42	73
2007	16.12	(0.02)		0.81	—	(1.70)	—	15.21	5.31		70,521	1.26		(0.15)		1.37	51
2006	15.00	(0.09)		2.95	—	(1.74)	—	16.12	20.03		70,211	1.24		(0.56)		1.24	28

Small Company Fund
For the year ended March 31,
2010	$9.90	$0.06	(f)	$6.66	$(0.06)	$—	$—	$16.56	68.04		$64,737	1.34		0.47		1.50%	30%
2009	15.65	0.12		(5.46)	(0.12)	(0.29)	—	9.90	(34.47)		30,051	1.43		0.88		1.59	32
2008	19.47	0.06		(1.06)	(0.06)	(2.76)	—	15.65	(5.87	)(d)	39,676	1.35	(e)	0.37	(e)	1.56	27
2007	20.08	0.08		1.77	(0.10)	(2.36)	—	19.47	9.56		45,845	1.38		0.41		1.48	31
2006	17.54	0.05		3.27	(0.05)	(0.73)	—	20.08	19.29		48,465	1.36		0.28		1.36	15

International Equity Fund
For the year ended March 31,
2010	$6.18	$0.16	(f)	$3.71	$(0.03)	$—	$—	$10.02	62.63		$102,164	1.45		1.72		1.66%	126%
2009	12.93	0.19		(6.62)	(0.18)	(0.14)	—	6.18	(50.02)		56,149	1.52		2.09		1.77	64
2008	15.21	0.16		(0.78)	(0.15)	(1.51)	—	12.93	(5.40	)(d)	93,782	1.41	(e)	1.10	(e)	1.72	68
2007	13.48	0.12		2.36	(0.15)	(0.60)	—	15.21	18.70		85,896	1.44		0.97		1.65	49
2006	11.20	0.09		3.36	(0.09)	(1.08)	—	13.48	32.12		51,495	1.51		0.85		1.61	51

*	Ratios excluding contractual and voluntary waivers. Voluntary waivers may be stopped at any time.
(a)	Not annualized for periods less than one year.
(b)	Annualized for periods less than one year.
(c)	Amount rounds to less than $0.005 per share.
(d)	During the year ended March 31, 2008, First National reimbursed amounts to certain Funds related to past marketing arrangements. The corresponding impact to the total return was an increase of 0.06%. See Note 7 in notes to financial statements.
(e)	During the year ended March 31, 2008, First National reimbursed amounts to certain Funds related to past marketing arrangements. The corresponding impact was a decrease to the net expense ratio and an increase to the net income ratio of, 0.06% for Short-Intermediate Bond Fund, 0.06% for Income Fund, 0.06% for Balanced Fund, 0.06% for Core Equity Fund, 0.07% for Growth Opportunities Fund, 0.06% for Small Company Fund and 0.06% for International Equity Fund. See Note 7 in notes to financial statements.
(f)	Per share data calculated using average shares method.
(g)	Commenced operations on July 5, 2007.

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Tributary Funds Privacy Policy

Our Commitment to You

We are bound by a privacy policy that requires us to treat private information as confidential. We will continue to protect the privacy of the information you share with us. Specific procedures have been developed to safeguard your private information and comply with government standards.

Serving Your Needs

In order to open your Tributary Funds account and provide you with high quality services, we need to know certain kinds of information. We collect non-public personal information about you from the following sources:

•	Information we receive from you on applications and other forms such as your name, address, phone number, social security number and personal financial information.

•	Information about your transactions and account experience with us, such as your holdings and trades.

Safeguarding Your Information

Our privacy policy safeguards the information that you have entrusted to us. Keeping your personal information secure is one of our most important responsibilities. All of the persons and companies that we retain to deal with your account are held accountable for adhering to strict standards to prevent misuse of your personal information. We safeguard your information in the following ways:

•	Generally, access to information about you is restricted to individuals using it to maintain your account and act on your request for additional services.

•	We, and the service providers that work for us, maintain security standards and procedures designed to protect customer information and to prevent unauthorized access to such information.

Sharing Information With Others

In the course of conducting business and maintaining your account we may share customer information, as allowed by law, with our affiliated companies and with other service providers, including broker-dealers, custodians, transfer agents and marketing consultants. Each of these companies is required to agree to strictly safeguard the confidentiality of our customer information. There may be times when we provide information to federal, state or local authorities as required by law. We may also share information with nonaffiliated third parties if we have your consent, such as when you request it or you ask us to process a transaction that requires us to do so.

We appreciate the trust you have placed in Tributary Funds. We, in turn, respect your desire for privacy and we will work hard to keep your personal information confidential.

Not Part of the Prospectus

For more information about the Tributary Funds (the “Funds”), ask for a free copy of the following:

Statement of Additional Information (SAI)

The SAI has been filed with the U.S. Securities and Exchange Commission (“SEC”) and is incorporated by reference, which means it is legally considered part of this Prospectus. It contains more details on all aspects of the Funds.

Annual/Semi-Annual Reports

Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders. These reports describe the Funds’ performance, list portfolio holdings and include financial statements. The annual report contains a discussion of the market conditions and investment strategies that significantly affected each Fund’s performance during its last fiscal year.

To obtain the Funds’ SAI, Annual and/or Semi-Annual Reports, other information about the Funds and for other shareholder inquiries:

By phone:

Call:

1-800-662-4203

By mail:

Write to:

Tributary Funds Service Center

P.O. Box 219022

Kansas City, MO 64121-9022

On the web:

www.tributaryfunds.com.

You can review and copy information about the Funds (including the SAI) at the SEC’s Public Reference Room in Washington, D.C. You can call 1-202-551-8090 for information on the operations of the Public Reference Room. Reports and other information about the Funds are also available on the EDGAR Database on the SEC’s Internet site at www.sec.gov and copies of this information may be obtained, upon payment of a duplicating fee, by writing to the address below or by electronic request to publicinfo@sec.gov.

Public Reference Section

Securities and Exchange Commission

Washington, D.C. 20549-1520

SEC File Number 811-08846

Value. Stability. Service

TF-PS-001-2010